                                                                    EXHIBIT 2.01

                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made effective as of June 24, 1997, by and among Asymetrix
 ---------
Corporation, a Washington corporation ("Asymetrix"), ASX Merger Corporation, a
                                        ---------
Delaware corporation and wholly-owned subsidiary of Asymetrix ("Sub") and
                                                                ---
Aimtech Corporation, a Delaware corporation ("Aimtech"), and supersedes in its
                                              -------
entirety the Agreement and Plan of Reorganization previously executed by the parties.

                                    RECITALS

     A. The parties intend that, subject to the terms and conditions of this Agreement, Sub will merge with and into Aimtech in a reverse triangular merger, with Aimtech to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and a Certificate of Merger in the form of Exhibit A attached hereto (the "Certificate of Merger") and the applicable
   ---------                       ---------------------
provisions of the law of the State of Delaware. Upon the effectiveness of the Merger, all of the outstanding capital stock of Aimtech will be converted into shares of Asymetrix Series 4 Class B Stock, as provided in this Agreement and the Certificate of Merger.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

     1.1  The "Merger" means the statutory merger of Sub with and into Aimtech
               ------
in a reverse triangular merger to be effected pursuant to this Agreement and the Certificate of Merger.

     1.2  "Effective Time" means the time and date on which the Certificate of
           --------------
Merger is filed with the Delaware Secretary of State pursuant to Section 252 of the Delaware General Corporation Law and the Merger becomes effective under Delaware law.

     1.3  "Aimtech Common Stock" means the Common Stock of Aimtech, $0.01 par
           --------------------
value per share.

     1.4  "Aimtech Options" means options to purchase shares of Aimtech Common
           ---------------
Stock issued under Aimtech's Amended and Restated 1989 Stock Incentive Plan and outstanding immediately prior to the Effective Time.

     1.5  "Former Aimtech Stockholders" means any holder of shares of Aimtech
           ---------------------------
Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares).

     1.6  "Asymetrix Merger Stock" means the Series 4 Class B Stock of
           ----------------------
Asymetrix, $0.01 par value per share having the rights, preferences and limitations set forth in the Statement of

Designation (as defined below), and any Asymetrix Common Stock into which such Series 4 Class B Stock may be converted pursuant to the terms in the Statement of Designation.

     1.7  "Asymetrix Options" means options exercisable for Asymetrix Merger
           -----------------
Stock issued in the Merger.

     1.8  "Stated Value Per Share" means $3.47 per share.
           ----------------------

     1.9  "Statement of Designation" means the Statement of Designation of
           ------------------------
Rights, Preferences and Limitations of Series 4 Class B Stock in the form attached hereto as Exhibit 1.9.
                   -----------

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 have the meanings assigned to such terms in this Agreement.

2.   PLAN OF REORGANIZATION

     2.1  The Merger.  Asymetrix shall cause the Certificate of Merger to be
          ----------
filed with the Secretary of State of the State of Delaware as soon as practicable after the Stockholders Meeting (as defined in Section 5.4 hereto). At the Effective Time, Sub will be merged with and into Aimtech pursuant to this Agreement and the Certificate of Merger and in accordance with applicable provisions of the laws of the State of Delaware as follows:

          2.1.1  Conversion of Shares.  Each share of Aimtech Common Stock
                 --------------------
issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters rights have been or will be perfected in compliance with applicable law, will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into the right to receive such number of shares (the "Applicable
                                                                ----------
Fraction") of Asymetrix Merger Stock as is equal to 2,111,795 shares divided by
--------
the total number of shares of Aimtech Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Common Stock issued upon exercise of Aimtech Options immediately prior to the Effective Time). If the Aimtech product line known as "Jamba" is sold at any time from the date of this Agreement to and including August 31, 1997 Asymetrix shall pay to the Former Aimtech Stockholders an aggregate amount equal to 50% of the excess of
(i) the total net proceeds from the sale of the Jamba product line (after deduction of transaction costs, including, without limitation, brokers' or finders' fees, legal or accounting fees and expenses), with stock or other non-cash assets valued at their then fair market value, over (ii) $2,000,000.

          2.1.2  Adjustments for Capital Changes.  If, prior to the Effective
                 -------------------------------
Time, Asymetrix or Aimtech recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares, securities convertible into shares or other property, the consideration into which the shares of Aimtech Common Stock are to be converted will be adjusted appropriately.

          2.1.3  Dissenting Shares. Holders of shares of Aimtech Common Stock
                 -----------------
who have complied with all requirements for perfecting stockholders' rights of appraisal, as set forth in Section 262 of the Delaware Business Corporation Law ("Delaware Law"), shall be entitled to their rights under Delaware Law with
  ------------
respect to such shares ("Dissenting Shares").
                         -----------------

     2.2  Fractional Shares.  No fractional shares of Asymetrix Merger Stock
          -----------------
will be issued in connection with the Merger, but in lieu thereof, the holder of Aimtech Common Stock who would otherwise be entitled to receive a fraction of a share of Asymetrix Merger Stock will receive from Asymetrix, promptly after the Effective Time, an amount of cash equal to the Stated Value Per Share, multiplied by the fraction of a share to which such holder would otherwise be entitled. Such cash payment in lieu of fractional share interests is merely intended to provide a mechanism to avoid fractional shares.

     2.3  Aimtech Options; Other Securities.  No shares of Asymetrix Merger
          ---------------------------------
Stock (or any other securities of Asymetrix) shall be issued or issable with respect to options to purchase Aimtech Common Stock or with respect to any other equity securities of Aimtech (including warrants), other than Aimtech Common Stock.

     2.4  Escrow Agreement.  Upon the issuance of shares of Asymetrix Merger
          ----------------
Stock to the Former Aimtech Stockholders by virtue of the Merger, Asymetrix will withhold an aggregate total number of shares of Asymetrix Merger Stock from the shares of such stock otherwise issuable to the Former Aimtech Stockholders in accordance with Section 2.1 that is equal to 441,705 shares of Asymetrix Merger Stock, and deliver such withheld shares (the "Escrow Shares") to Commerce Bank,
                                              -------------
as escrow agent (the "Escrow Agent"), to be held by Escrow Agent as collateral
                      ------------
for the Former Aimtech Stockholders' indemnification obligations under Section
11.2 and pursuant to the provisions of an escrow agreement (the "Escrow
                                                                 ------
Agreement") in substantially the form of Exhibit 2.4.  The Escrow Shares will be
---------                                -----------
represented by duly authorized stock certificates issued in the name of the respective Former Aimtech Stockholders. Subject to the terms and conditions of the Escrow Agreement, the Escrow Shares will be held by the Escrow Agent until the second anniversary of the Closing Date. In the event that the Merger is approved by the holders of Aimtech Common Stock (the "Aimtech Stockholders") as
                                                      --------------------
provided herein, the Former Aimtech Stockholders shall, without any further act of any Former Aimtech Stockholders, be deemed to have consented to and approved
(i) the use of the Escrow Shares as collateral for the Former Aimtech Stockholders' indemnification obligations under Section 11.2 in the manner set forth in the Escrow Agreement, (ii) the authorization of a majority in interest of Former Aimtech Stockholders to act for and on behalf of each Former Aimtech Stockholder, and the taking by such majority in interest of Former Aimtech Stockholders of any and all actions and the making of any decisions required or permitted to be taken under the Escrow Agreement (including, without limitation, the exercise of the power to: (1) authorize delivery to Asymetrix of the Escrow Shares in satisfaction of claims by Asymetrix; (2) agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; (3) resolve any claim made pursuant to Section 11.2; and (4) and take all actions necessary in the judgment of such majority in interest of Former Aimtech Stockholders for the accomplishment of the foregoing), and (iii) all of the other terms, conditions and limitations in the Escrow Agreement.

     2.5  Effects of the Merger.  At the Effective Time:  (a) the separate
          ---------------------
existence of Sub will cease and Sub will be merged with and into Aimtech, and Aimtech will be the surviving corporation, pursuant to the terms of the Certificate of Merger; (b) the Certificate of Incorporation and Bylaws of Aimtech, will become the Certificate of Incorporation and Bylaws of the surviving corporation; (c) each share of Sub capital stock outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of the surviving corporation; (d) the directors and officers of Asymetrix immediately prior to the Effective Time (together with the Board Designee (as defined in the Voting Agreement)) will become the directors and officers of the surviving corporation; (e) each share of Aimtech Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive that number of shares of Asymetrix Merger Stock as provided in
Section 2.1; (f) each Aimtech Option will be canceled; and (g) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     2.6  Further Assurances.  Aimtech agrees that if, at any time after the
          ------------------
Effective Time, Asymetrix considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Asymetrix title to any property or rights of Aimtech, Asymetrix and its officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Asymetrix and otherwise carry out the purpose of this Agreement, in the name of Aimtech or otherwise.

     2.7  Securities Law Compliance.  Aimtech will deliver the Notice Materials
          -------------------------
(as defined in Section 3.19) to its stockholders and Asymetrix will issue the shares of Asymetrix Merger Stock in the Merger pursuant to the "private placement" exemption from registration under Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act of 1933, as amended (the "Securities Act"), and the shares received by the Former Aimtech Stockholders in
 --------------
the Merger will therefore be restricted securities within the meaning of Rule 144 of the Securities Act, and certificates evidencing such shares will bear a restrictive legend evidencing that fact. Asymetrix shall also take any action that is required to be taken under any applicable state securities or Blue Sky laws in connection with the issuance of Asymetrix Merger Stock in the Merger. Aimtech shall furnish to Asymetrix all information known to Aimtech (or reasonably ascertainable by Aimtech) concerning Aimtech and the Former Aimtech Stockholders, as may be reasonably requested in connection with any action contemplated by this Section.

     2.8    Purchase Accounting.  The parties intend that the Merger be treated
            -------------------
as a purchase for accounting purposes.

     2.9  Market Stand-Off.  In the event that the Merger is approved by the
          ----------------
Aimtech Stockholders as provided herein, any Former Aimtech Stockholder shall, without any further act of such Former Aimtech Stockholder, be deemed to have agreed that they will not, to the extent requested by Asymetrix or an underwriter of securities of Asymetrix, sell or otherwise transfer or dispose of any shares of capital stock of Asymetrix then owned by such Former Aimtech Stockholder (other than to donees or partners of the Former Aimtech Stockholder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of any registration statement (other than a registration statement relating to any employee benefit plan or to any acquisition, merger, consolidation or other corporate reorganization) of Asymetrix filed under the Securities Act (whether filed pursuant to the provisions of this Agreement or otherwise); provided, however, that:
            --------  -------

          (a) such agreement shall not apply to shares of capital stock of Asymetrix sold pursuant to such registration statement;

          (b) all executive officers and directors of Asymetrix then holding Asymetrix Common Stock enter into a similar agreement, and any other Asymetrix stockholder owning at least as many shares of Asymetrix Common Stock as such Former Aimtech Stockholder is also requested by Asymetrix or the underwriter to enter into a similar agreement; and

          (c) in an offering other than Asymetrix's initial public offering, such agreement shall apply only for a period of 90 days from the effective date of the registration statement filed under the Securities Act with respect thereto.

     In order to enforce the foregoing covenant, Asymetrix shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the shares of stock of each Former Aimtech Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.


3.  REPRESENTATIONS AND WARRANTIES OF AIMTECH

     Aimtech hereby represents and warrants as follows, except as set forth in the Aimtech Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to Asymetrix as Exhibit 3.0
                                                                    -----------
with the execution of this Agreement:

     3.1  Organization, Good Standing and Qualification.  Aimtech is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in the jurisdictions listed in Schedule 3.1 of the Aimtech Schedule of Exceptions.
                        ------------
Aimtech is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of Aimtech (for purposes of this Section 3, a "Material Adverse Effect").
                                            -----------------------

     3.2  Power, Authorization and Validity.
          ---------------------------------

          3.2.1 Aimtech has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Aimtech is or will be a party that are required to be executed at the Closing pursuant to this Agreement (the "Aimtech Ancillary
                                                         -----------------
Agreements"). The execution, delivery and performance of
----------
this Agreement and the Aimtech Ancillary Agreements have been duly and validly approved and authorized by Aimtech's Board of Directors.

          3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Aimtech to enter into, and to perform its obligations under, this Agreement and the Aimtech Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which Aimtech is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, and
(c) the approval of the Aimtech Stockholders of the transactions contemplated hereby.

          3.2.3 This Agreement and the Aimtech Ancillary Agreements are, or when executed by Aimtech will be, valid and binding obligations of Aimtech enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

     3.3  Capitalization.  As of the date hereof, the authorized capital stock
          --------------
of Aimtech consists of 20,000,000 shares of Aimtech Common Stock, of which 7,577,434 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, $0.01 par value per share ("Aimtech Preferred Stock"), none of which is issued and outstanding. Immediately before the Effective Time, Aimtech may file with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Incorporation that would, among other things, eliminate the authorization of Aimtech to issue shares of Aimtech Preferred Stock. An aggregate of 2,000,000 shares of Aimtech Common Stock are reserved and authorized for issuance pursuant to Aimtech's 1989 Stock Incentive Plan, of which options to purchase 872,416 shares of Aimtech Common Stock are outstanding. All issued and outstanding shares of Aimtech Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Aimtech in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Schedule 3.3 of the Aimtech Schedule of Exceptions sets
                        ------------
forth a true, correct and complete list of all holders of Aimtech Common Stock and Aimtech Options, the number of shares and options held by each holder. The address of each holder as of the Effective Time shall be provided by Aimtech to Asymetrix at the Closing. Except as set forth in this Section, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Aimtech's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Aimtech capital stock or obligating Aimtech to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Aimtech's outstanding securities. Aimtech is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued. All holders of Aimtech Common Stock reside in the States of New Hampshire, Massachusetts, New York, Maine, Maryland, California, Illinois, Connecticut, District of Columbia, Colorado, New Mexico, Virginia, Oregon, Ohio and New Jersey and the countries of Taiwan, Singapore Japan and the Bahamas.

     3.4  Subsidiaries.  Aimtech does not presently own or control, directly or
          ------------
indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     3.5  No Violation of Existing Agreements.  Neither the execution and
          -----------------------------------
delivery of this Agreement nor any Aimtech Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Certificate of Incorporation or Bylaws of Aimtech, as currently in effect, (b) in any material respect, any Material Agreement (as defined in Section 3.11) to which Aimtech is a party or by which Aimtech or its assets or properties are bound, or (c) to the knowledge of Aimtech, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Aimtech or its assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

     3.6  Litigation.  There is no action, proceeding, claim or investigation
          ----------
pending against Aimtech before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to Aimtech, would have a Material Adverse Effect, and, to the best of Aimtech's knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of Aimtech's knowledge, no reasonable basis for any stockholder or former stockholder of Aimtech, or any other person, firm, corporation or entity, to assert a claim against Aimtech, Sub or Asymetrix based upon: (a) ownership or rights to ownership of any shares of Aimtech Common Stock, (b) any rights as or to become a holder of securities of Aimtech, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among Aimtech and any of its stockholders or former stockholders or option holders or former option holders.

     3.7  Taxes.  For purposes of this Section 3.7, the terms "tax" and "taxes"
          -----                                                ---       -----
include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value-added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated taxes, interest, penalties, additions to tax and interest on any such penalties and additions to tax. For purposes of this Section 3.7, the terms "Return" and "Returns" include all federal, state, local and foreign tax
       ------       -------
returns, estimates, information statements and reports required to be filed by Aimtech with respect to its income, assets or operations.

          3.7.1 Aimtech has or will have filed all Returns for tax periods ending on or before the Effective Time, other than where a failure to file a return did not or would not have a Material Adverse Effect. All such Returns that have been filed were (as filed or after timely amendment) true, correct and complete in all material respects. Aimtech has provided or made available to Asymetrix copies of all material Returns actually filed by Aimtech during the three-year period ending on the date hereof.

          3.7.2 Aimtech has paid or deposited in full all taxes due and owing or shown to be due on the Returns filed by Aimtech (including required estimated tax payments with respect thereto), except where a failure to pay a tax in full did not or would not have a Material Adverse Effect. Aimtech has established a proper and adequate accrual or reserve on the Aimtech Financial Statements (as defined in below) for all taxes not yet due and owing, whether or not shown or required to be shown on any Return, except where a failure to establish such an accrual or reserve did not or would not have a Material Adverse Effect.

          3.7.3 Aimtech is not aware of any pending or threatened claim or assessment with respect to any deficiencies for any tax in writing against Aimtech by any taxing authority. Aimtech has not executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). Aimtech has not received any written notification, and is not otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding Aimtech.

          3.7.4 There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of Aimtech and relating or attributable to taxes, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect.

          3.7.5 There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any current or former employee of Aimtech that, individually or collectively, could give rise to the payment of any amount with respect to which a deduction would be disallowed under Sections 280G or 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

          3.7.6 Aimtech is not a party to a tax sharing or tax allocation agreement, and Aimtech does not owe any amount under any such agreement.

          3.7.7 Aimtech is not and has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

          3.7.8 Aimtech has not filed any consent agreement under Section 341(f) of the Code and has not agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as defined in Section 341(f)(4) of the Code) owned by Aimtech.

           3.7.9 None of Aimtech's assets constitute "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     3.8   Aimtech Financial Statements.  Aimtech has delivered to Asymetrix as
           ----------------------------
Schedule 3.8 of the Aimtech Schedule of Exceptions Aimtech's (a) audited balance
------------
sheet as of December 31, 1996 (the "Aimtech 1996 Balance Sheet") and income
                                    --------------------------
statement and statement of cash flows for the 12 month period then ended (collectively, the "Aimtech 1996 Financial Statements"), and (b) balance sheet
                    ---------------------------------
as of March 31, 1997 (the "Aimtech March 31 Balance Sheet") and income statement
                           ------------------------------
and statement of cash flows for the three month period then ended (collectively, the "Aimtech March Financial Statements") (the Aimtech 1996 Financial Statements
     ----------------------------------
and the Aimtech March Financial Statements are collectively referred to herein as the "Aimtech Financial Statements"). The Aimtech Financial Statements (a) are
        ----------------------------
in accordance with the books and records of Aimtech, (b) fairly present the financial condition of Aimtech at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the Aimtech March Financial Statements, to normal recurring year-end adjustments and the absence of any notes thereto. Aimtech has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the Aimtech Financial Statements, except for those that may have been incurred after the date of the Aimtech Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

     3.9   Title to Properties.  Aimtech has good and marketable title to all of
           -------------------
its tangible assets as shown on the Aimtech March 31 Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Aimtech is a party are fully effective. Aimtech is not, to its knowledge, in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect), and has not received any notice of such violation with which it has not complied or had waived.

     3.10  Absence of Certain Changes.  Since March 31, 1997, other than actions
           --------------------------
required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to Aimtech:

           (a) any change in the financial condition, properties, assets, liabilities, business or operations of Aimtech which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or, to the knowledge of Aimtech, will have a Material Adverse Effect (other than changes arising from the operation, at a loss, of the business of Aimtech in the ordinary course);

          (b) any contingent liability incurred by Aimtech as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $10,000 individually or $25,000 in the aggregate;

          (c) any mortgage, encumbrance or lien placed on any of the properties of Aimtech, which mortgage, encumbrance or lien is in excess of $10,000 individually or $25,000 in the aggregate;

          (d) any obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $10,000 individually or $25,000 in the aggregate;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, other than in the ordinary course, of any of the properties or assets of Aimtech, which purchase, sale, other disposition or other arrangement is in excess of $10,000 individually or $25,000 in the aggregate;

          (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Aimtech, any split, combination or recapitalization of the capital stock of Aimtech or any direct or indirect redemption, purchase or other acquisition of the capital stock of Aimtech;

          (h) any labor dispute or claim of unfair labor practices or, other than changes in the ordinary course of business, consistent with past practice, any change in the compensation payable or to become payable to any of Aimtech's officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

          (i) any declaration or payment of an extraordinary dividend, within the meaning of Section 1059(c) of the Code;

          (j) any payment or discharge of a lien or liability thereof which lien was not either shown on the Aimtech March 31 Balance Sheet or incurred in the ordinary course of business thereafter; or

          (k) any material transaction with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

     3.11  Material Agreements, Contracts and Commitments.  Except as set forth
           ----------------------------------------------
on Schedule 3.11 of the Aimtech Schedule of Exceptions and other than this
   -------------
Agreement and the Aimtech Ancillary Agreements, Aimtech is not on the date hereof a party or subject to any oral or written contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of Aimtech (each a "Material
                                                                --------
Agreement"), including, but not limited to any:
---------

          (a) Contract, commitment, letter contract or purchase order providing for payments by or to Aimtech in an aggregate amount of (1) $50,000 or more in the ordinary course of business to any one vendor; or (2) $25,000 or more not in the ordinary course of business to any one vendor;

          (b) License agreement as licensor or licensee (except for standard non-exclusive hardware and software licenses granted to end-user customers in the ordinary course of business the current form of which has been provided to Asymetrix's counsel), but in all events including site licenses for products with initial year fees in excess of $50,000 and each agreement that provides for either the delivery of source code to the licensee or escrow of such source code for the benefit of such licensee and including any Aimtech IP Rights Agreement (as defined in Section 3.12);

          (c) Agreement for the lease of real or personal property involving payments by or to Aimtech in an aggregate amount of $25,000 or more;

          (d) Joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

          (e) Written dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the ongoing distribution of Aimtech's products;

          (f) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Aimtech Financial Statements;

          (g) Contract containing covenants purporting to limit Aimtech's freedom to compete in any line of business in any geographic area; or

          (h)  Stock redemption or purchase agreement yet to be performed.

          All Material Agreements constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are in full force and effect. Aimtech is not, nor, to the best knowledge of Aimtech, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. A copy of each Material Agreement has been delivered or made available to

Asymetrix's counsel. Aimtech does not have any material liability for renegotiation of government contracts or subcontracts, if any.

     3.12  Intellectual Property.  Aimtech owns all right, title or interest in,
           ---------------------
or has the rights to use, sell or license, all Intellectual Property Rights (as defined below) necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Aimtech IP Rights") and such rights
                                             -----------------
to use, sell or license are reasonably sufficient for the conduct of its business as presently conducted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Aimtech IP Right or materially impair the right of Aimtech to use, sell or license any Aimtech IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by Aimtech to any person by reason of the ownership, use, license, sale or disposition of the Aimtech IP Rights. Except for matters which would not have a Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Aimtech or currently under development by Aimtech violates any license or agreement between Aimtech and any third party or infringes any Intellectual Property Right of any other party; and, except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Aimtech IP Right; nor, to the best knowledge of Aimtech without any independent investigation thereof, is there any basis for any such claim; nor has Aimtech received any notice asserting that any Aimtech IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Aimtech, is there any basis for any such assertion. Aimtech has taken all steps that it believes are reasonable and practicable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Aimtech IP Rights. All past and present officers, employees and consultants of Aimtech have executed and delivered to Aimtech an agreement regarding the protection of proprietary information and the assignment to Aimtech of all Intellectual Property Rights arising from the services performed for Aimtech by such persons, copies of the form of all such agreements have been delivered or made available to Asymetrix, and Aimtech is not using any Intellectual Property Rights of any past or present officers, employees or consultants. Schedule 3.12 of the Aimtech Schedule of Exceptions
                          -------------
contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Aimtech to perfect or protect its interest in Aimtech IP Rights, including, without limitation, all patents, patent applications, copyrights, copyright registrations, trademarks, trademark applications and service marks and all Aimtech IP Rights Agreements (except for object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same). As used herein, the term "Intellectual Property Rights" shall mean all intellectual
                  ----------------------------
property rights in any jurisdiction in the world, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright registrations, licenses, know-how, trade secrets, customer lists, proprietary processes, formulae and other rights to Software. The term "Software" shall mean
                                                            --------
all source and
object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records. The term "Aimtech IP Rights Agreement" shall mean any
                                 ---------------------------
instrument or agreement governing any Aimtech IP Right.

     3.13  Compliance with Laws.  Aimtech has complied, or prior to the Closing
           --------------------
Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Aimtech's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act; provided, however, that this Section 3.13 shall not be deemed to apply to any matters within the general scope of any other representation in this Section 3. Aimtech has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Aimtech, would result in any Material Adverse Effect.

     3.14  Certain Transactions and Agreements.  None of the executive officers,
           -----------------------------------
directors or affiliates (as that term is defined in Rule 405 under the Securities Act) of Aimtech (each, an "Aimtech Insider") nor any member of their
                                      ---------------
immediate families is or has been directly or indirectly interested in any contract or informal arrangement with Aimtech within the last three years, except for compensation as an officer, director or employee of Aimtech. None of the Aimtech Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Aimtech, except for the normal rights of a stockholder.

     3.15. Employees, ERISA and Other Compliance.
           -------------------------------------

           3.15.1 Aimtech has no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

           3.15.2 Aimtech (i) has not ever been or is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has no current labor dispute. Aimtech has no knowledge that either of Leo Lucas or Robert Birnbaum intends to leave its employ.

          3.15.3  Schedule 3.15.3 of the Aimtech Schedule of Exceptions
                  ---------------
identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but excluding workers' compensation, unemployment compensation and other government-mandated programs currently or previously maintained, contributed to or entered into by Aimtech under which Aimtech or any ERISA Affiliate (as defined below)
                                           -----
thereof has any present or future obligation or liability (collectively, the "Aimtech Employee Plans"). For purposes of this Section 3.15.3, "ERISA
 ----------------------                                          -----
Affiliate" shall mean any entity which is a member of (A) a "controlled group of
---------
corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes Aimtech. Copies of all Aimtech Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and summary plan descriptions thereof (including summary plan descriptions) have been delivered or made available to Asymetrix or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Aimtech Employee Plan. All Aimtech Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, the "Aimtech
                                                                       -------
Pension Plans"), are identified as such in Schedule 3.15.3 of the Aimtech
-------------                              ---------------
Schedule of Exceptions. As of the date hereof, all contributions due and previously required to be made on or before the date hereof from Aimtech with respect to any of the Aimtech Employee Plans have been made as required under ERISA or have been accrued on the Aimtech Financial Statements. To the knowledge of Aimtech, each Aimtech Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Aimtech Employee Plans.

          3.15.4 No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Aimtech Employee Plan which is covered by Title I of ERISA which would result in a material liability to Aimtech taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Aimtech Employee Plan has or will make Aimtech or any officer or director of Aimtech subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 2.7) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

          3.15.5 Any Aimtech Pension Plan which is intended to be qualified under Section 401(a) of the Code (a "Aimtech 401(a) Plan") has received a
                                     -------------------
favorable determination from the Internal Revenue Service as to its qualifications, and Aimtech is not aware of any reason why such determination may not be relied upon by such plan. Aimtech has delivered or made available to Asymetrix or its counsel a true, correct and complete copy of the most recent Internal Revenue Service determination letter with respect to each Aimtech 401(a) Plan.

          3.15.6  Schedule 3.15.6 of the Aimtech Schedule of Exceptions lists
                  ---------------
each employment, severance or other similar contract (written or oral), arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors, but excluding workers' compensation, unemployment compensation and other government-mandated programs currently or previously maintained, which (A) is not an Aimtech Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by Aimtech and (C) covers any employee or former employee of Aimtech. Such contracts, plans and arrangements as are described in this Section
3.15.6 are herein referred to collectively as the "Aimtech Benefit
                                                   ---------------
Arrangements." Each Aimtech Benefit Arrangement has been maintained in
------------
substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Aimtech Benefit Arrangement. Aimtech has delivered or made available to Asymetrix or its counsel a complete and correct copy or description of each Aimtech Benefit Arrangement.

          3.15.7 Aimtech has timely provided to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"),
                                                                     -----
with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) under any Aimtech Employee Plan occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of Aimtech.

          3.15.8 No benefit payable or which may become payable by Aimtech pursuant to any Aimtech Employee Plan or any Aimtech Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

          3.15.9  [Intentionally Omitted]

          3.15.10 To the knowledge of Aimtech and except for matters which would not have a Material Adverse Effect, no employee of Aimtech is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Aimtech to any material liability.

          3.15.11 A list of all employees, officers and consultants of Aimtech and their current compensation, bonus plans, commission plans, vacation rights and severance rights is set forth on Schedule 3.15.11 of the Aimtech Schedule of
                                     ----------------
Exceptions. Aimtech is currently paying all amounts that are currently required to be paid to such parties shown in such Schedule.

          3.15.12 Aimtech is not a party to any (a) agreement with any executive officer or other key employee of Aimtech (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Aimtech in the nature of any of the transactions contemplated by this Agreement and the Certificate of Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Certificate of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Certificate of Merger. Aimtech is not obligated to make any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger.

     3.16  Corporate Documents.  Aimtech has made available to Asymetrix for
           -------------------
examination all documents and information listed in the Aimtech Schedule of Exceptions or other exhibits called for by this Agreement or which have been requested by Asymetrix's counsel, including, without limitation, the following:
(a) copies of Aimtech's Certificate of Incorporation and Bylaws as currently in effect; (b) Aimtech's Minute Book containing all records of all proceedings, consents, actions and meetings of the stockholders, the board of directors and any committees thereof; (c) Aimtech's stock ledger and journal reflecting all stock issuances and transfers; (d) all material permits, orders, and consents issued by any regulatory agency with respect to Aimtech, or any securities of Aimtech, and all applications for such permits, orders, and consents; and (e) copies or forms of all stock purchase agreements, warrants, option plans, grants and exercise agreements and, where forms of agreements are provided rather than copies of the signed documents, a true and complete list showing the names of the security holder, numbers of shares, exercise or purchase prices, grant dates, vesting dates, exercise dates, expiration dates and all other relevant data necessary for Asymetrix to issue the Asymetrix Merger Stock .

     3.17  No Brokers.  Neither Aimtech nor any of the Former Aimtech
           ----------
Stockholders are obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Aimtech Ancillary Agreements or in connection with any transaction contemplated hereby or thereby. Except as otherwise provided in this Agreement, each of Aimtech, and, to the knowledge of Aimtech, the

Former Aimtech Stockholders, will pay only its own expenses, if any, incurred in connection with this Agreement and the transactions contemplated herein.

     3.18  Disclosure.  Neither this Agreement, its exhibits and schedules, nor
           ----------
any of the certificates or documents to be delivered by Aimtech to Asymetrix under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     3.19  Information Supplied.  None of the information supplied or to be
           --------------------
supplied by Aimtech to the Aimtech Stockholders in connection with the Stockholders Meeting (collectively, with the information supplied or to be supplied by Asymetrix, the "Notice Materials"), at the date such information is
                            ----------------
supplied and at the time of the meeting of the Aimtech Stockholders to be held to approve the Merger, taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading (provided, however, that this Section 3.19 shall not apply to any information or other materials supplied by or on behalf of Asymetrix solely for use therein).

     3.20  Insurance.  Aimtech maintains and at all times during the prior three
           ---------
years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses. A list of all such insurance is set forth on Schedule 3.20 of the Aimtech Schedule of Exceptions.
                -------------

     3.21  Environmental Matters.
           ---------------------

           3.21.1 During the period that Aimtech has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by Aimtech, or to Aimtech's knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. Aimtech has no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Aimtech having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect. For the purposes of this Agreement, the terms "disposal" and "release"
                                                       --------       -------
shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "Hazardous Materials"
          ------                                         -------------------
shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 1801 et seq.; (iii) the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq.; (iv) the Occupational Safety and Health Act of 1970, 29 U.S.C. (S) 651 et seq.; (v) any applicable federal, state or local statute or ordinance that has a scope or purpose similar to those identified above; or (vi) regulations promulgated under any of the laws or statutes identified above.

          3.21.2 None of the properties or facilities of Aimtech is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Aimtech has owned or leased its properties and facilities, neither Aimtech nor, to Aimtech's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

          3.21.3 During the time that Aimtech has owned or leased its respective properties and facilities, there has been no litigation brought or, to the knowledge of Aimtech, threatened against Aimtech by, or any settlement reached by Aimtech with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     3.22  Interested Party Transactions.  No officer or director of Aimtech or
           -----------------------------
any "affiliate" or "associate" (as those terms are defined in Rule 405 of the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Aimtech any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Aimtech is a party or by which it may be bound or affected.

     3.23  Books and Records.  To the knowledge of Aimtech, the books, records
           -----------------
and accounts of Aimtech (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Aimtech, and (d) accurately and fairly reflect the basis for the Aimtech Financial Statements.


     3.24  Certain Dispositions After Closing.  To the knowledge of Aimtech,
           ----------------------------------
none of the Former Aimtech Stockholders has any present plan or intention, or any binding commitment, to dispose, after the Effective Time, of an amount of Asymetrix Merger Stock that would cause the Former Aimtech Stockholders, in the aggregate, to have disposed of such stock in an amount equal in value to 50% or more of the value of all Aimtech Common Stock outstanding immediately prior to the Effective Time.

     3.25  Lead Tools License.  Aimtech's use of LEADTOOLS imaging developer's
           ------------------
toolkits in developing its Jamba product does not violate the shrink-wrap LEADTOOLS Software License Agreement between Aimtech and LEAD Technologies, Inc. or such use of LEADTOOLS imaging developer's toolkits in developing its Jamba products is otherwise validly licensed to Aimtech by LEAD Technologies, Inc., and such license is transferable to Asymetrix pursuant to the Merger.

4.   REPRESENTATIONS AND WARRANTIES OF ASYMETRIX AND SUB

     Asymetrix and Sub hereby jointly and severally represent and warrant as follows, that, except as set forth on the Asymetrix Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to Aimtech as Exhibit 4.0 with the execution of this Agreement:
                        -----------

     4.1  Organization, Good Standing and Qualification.  Asymetrix and Sub are
          ---------------------------------------------
corporations duly organized, validly existing and in good standing under the laws of the States of Washington and Delaware, respectively, and have the corporate power and authority to own, operate and lease their properties and to carry on their business as now conducted and as proposed to be conducted. Sub was formed on June 20, 1997 and has conducted no business or operations prior to the date hereof. Asymetrix is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of Asymetrix (for purposes of this Section 4, a "Material Adverse Effect").
 -----------------------

     4.2  Power, Authorization and Validity.
          ---------------------------------

          4.2.1 Asymetrix and Sub have the corporate right, power, legal capacity and authority to enter into and perform their obligations under this Agreement, and all agreements to which Asymetrix and Sub are or will be a party that are required to be executed pursuant to this Agreement (the "Asymetrix
                                                                  ---------
Ancillary Agreements"). The execution, delivery and performance of this
--------------------
Agreement and the Asymetrix Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of Asymetrix and Sub.

          4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Asymetrix or Sub to enter into, and to perform its obligations under, this Agreement and the Asymetrix Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which Asymetrix is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, and (c) the approval by Asymetrix as the sole stockholder of Sub of the transactions contemplated hereby.

          4.2.3 This Agreement and the Asymetrix Ancillary Agreements are, or when executed by Asymetrix and Sub will be, valid and binding obligations of Asymetrix and Sub enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

     4.3  Capitalization.  The capitalization of Asymetrix and Sub consist of
          --------------
the following:

          4.3.1  Asymetrix Capital Stock.  A total of 5,000,000 authorized
                 -----------------------
shares of Class B Stock, $0.01 par value per share (the "Class B Stock"), of
                                                         -------------
which 50,000 shares are designated as Series 1 Class B Stock (the "Series 1 Stock"), of which 37,500 shares are outstanding, and 388,395 are designated as Series A Preferred Stock (the "Series A Stock"), all of which are outstanding,
                               --------------
and 388,395 are designated as Series B Preferred Stock (the "Series B Stock"),
                                                             --------------
all of which are outstanding (310,560 shares of which are subject to a pledge securing a note from the investors in such stock). A total of 40,000,000 authorized shares of Asymetrix Common Stock, of which 7,992,795 shares are outstanding. A total of 2,500,000 shares of Asymetrix Series 4 Class B Stock will be authorized prior to the Effective Time, of which no shares will be outstanding. The rights, preferences and privileges of the Class B Stock, including the Series 1 Stock, the Series A Stock and the Series B Stock, the Asymetrix Common Stock and the Class B Stock, are as stated in Asymetrix's Articles of Incorporation, as amended, and as provided by law. All issued and outstanding shares of Asymetrix capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by Asymetrix in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

          4.3.2  Asymetrix Options, Warrants, Reserved Shares.  Except for:  (i)
                 --------------------------------------------
conversion privileges of the Series A Stock, the Series B Stock and the Series 1 Stock, (ii) options to purchase 4,018,451 shares of Asymetrix Common Stock and a like number shares of Asymetrix Common Stock reserved for issuance upon the exercise thereof, (iii) 1,496,851 additional shares of Asymetrix Common Stock reserved for future issuance under the Asymetrix's 1995 Combined Incentive and Nonqualified Stock Option Plan (the "Asymetrix Option Plan"), and (iv) the
                                     ---------------------
proposed issuance of up to 50,000 shares of Series 1 Stock (of which shares, 37,500 are validly issued, outstanding, fully paid and nonassessable) to certain of Asymetrix's vendors, there are not outstanding any options, warrants, calls, commitments, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Asymetrix of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Asymetrix's capital stock or obligating Asymetrix to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Apart from the exceptions noted in this Section 4.2.3, and except for rights of first refusal and rights of repurchase held by Asymetrix to repurchase shares of Asymetrix Common Stock issued under Stock Issuance and Restriction Agreements relating to the issuance of 8,100 shares of Common Stock and to 37,500 shares of Series 1 Stock (the "Stock Issuance and
                                                          ------------------
Restriction Agreements"), rights of first refusal and repurchase rights held by
----------------------
Asymetrix to purchase shares of its capital stock issued under the Asymetrix Option Plan, the rights granted in that certain Amended and Restated Investor's Rights Agreement dated as of December 20, 1996 by and among Asymetrix, SOFTVEN No. 2 Investment Enterprise Partnership and Multimedia Asia Pacific Pty Ltd (the "Investor's Rights Agreement") there are no voting agreements, rights of first
 ---------------------------
refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) or registration rights applicable to any of Asymetrix's outstanding securities.

          4.3.3  Sub.  A total of one authorized share of Common Stock, $0.01
                 ---
par value per share (the "Sub Common Stock"), which is validly issued,
                          ----------------
outstanding, fully paid and nonassessable.

There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Sub of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Sub's capital stock.

     4.4  Subsidiaries.  Asymetrix does not presently own or control, directly
          ------------
or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, other than Sub. Sub does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.Sub. Sub does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     4.5  No Violation of Existing Agreements. Neither the execution and
          -----------------------------------
delivery of this Agreement nor any Asymetrix Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Articles of Incorporation, Certificate of Incorporation, Certificate of Incorporation or Bylaws of Asymetrix or Sub or Sub, as currently in effect, (b) in any material respect, any material instrument or contract to which Asymetrix or Sub or their respective or Sub are parties or by which their respective assets or properties are bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Asymetrix or Sub or Sub or their respective assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

     4.6  Litigation.  There is no action, proceeding, claim or investigation
          ----------
pending against Asymetrix or Sub or Sub before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to Asymetrix or Sub or Sub, would have a Material Adverse Effect, and, to the best of Asymetrix's and Sub's and Sub's knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of Asymetrix's and Sub's and Sub's knowledge, no reasonable basis for any stocktockholder or former stocktockholder of Asymetrix or Sub or Sub, or any other person, firm, corporation or entity, to assert a claim against Asymetrix or Sub or Sub based upon: (a) ownership or rights to ownership of any shares of Asymetrix capital stock or Sub capital stock or Sub capital stock, (b) any rights as or to become a holder of securities of Asymetrix or Sub, or Sub, including any option or preemptive rights or rights to notice or to vote, or (c) share any rights under any agreement among Asymetrix or Sub or Sub and any of their stockholders or former stockholders or option holders or former option holders.

     4.7  Taxes.  Asymetrix has timely filed all tax returns and reports
          -----
required by law, other than where a failure to file a return did not or would not have a Material Adverse Effect, and has never been audited by any state or federal taxing authority. All tax returns and reports of Asymetrix are true and correct in all material respects. Asymetrix has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith (for which it has established a proper reserve). Asymetrix is not aware of any pending or threatened claim or assessment with respect to any deficiencies for any tax in writing against Asymetrix by any taxing authority. Asymetrix has not executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). Asymetrix has not received any written notification, and is not otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding Asymetrix. There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of Asymetrix and relating or attributable to taxes, other than for taxes not yet due and payable and others that do no have a Material Adverse Effect. Asymetrix is not a party to a tax sharing or tax allocation agreement, and Asymetrix does not owe any amount under any such agreement.

     4.8    Financial Statements.  Asymetrix has delivered to Aimtech Aimtech as
            --------------------
Schedule 4.8 of the Asymetrix Schedule of Exceptions Asymetrix's (a) audited
------------
balance sheet as of December 31, 1996 (the "Asymetrix 1996 Balance Sheet") and
                                             ---------------------------
income statement and statement of cash flows for the 12 month period then ended (collectively, the "Asymetrix 1996 Financial Statements"), and (b) balance sheet
                     ----------------------------------
as of March 31 March 31, 1997 (the "Asymetrix March 31 Balance Sheet") and
                                    --------------------------------
income statement and statement of cash flows for the three  month period then ended (collectively, the "Asymetrix March Financial Statements") (the
                               ------------------------------------
Asymetrix 1996 Financial Statements and Asymetrix March Financial
Statements are collectively referred to herein as the "Asymetrix Financial
                                                       -------------------
Statements"). The Asymetrix Financial Statements (a) are in accordance with the
----------
books and records of Asymetrix, (b) fairly present the financial condition of Asymetrix at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the Asymetrix March Financial Statements, to normal recurring year-end adjustments and the absence of any notes thereto. Asymetrix has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the Asymetrix Financial Statements, except for those that may have been incurred after the date of the Asymetrix Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

     4.9    Title to Properties.
            -------------------

     4.9.1 Asymetrix has good and marketable title to all of its tangible assets as shown on the Asymetrix March 31March 31 Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. With respect to the property and assets it leases, Asymetrix is in material compliance with such leases.

     4.9.2 Sub has been newly formed for the sole and express purpose of participating in the Merger, and has at no time engaged in any activities or owned any assests except as necessary for such purpose.

     4.10   Absence of Certain Changes.  Since the March 31, 1997,
            --------------------------
other than actions required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to Asymetrix or Sub or Sub:

           (a) any change in its financial condition, properties, assets, liabilities, business or operations from that reflected in the Asymetrix Financial Statements, other than those that do not have a Material Adverse Effect;

           (b) any contingent liability incurred by it as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $50,000 individually or in excess of $100,000 in the aggregate;

           (c) any mortgage, encumbrance or lien placed on any of its properties, which mortgage, encumbrance or lien is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

           (d) any obligation or liability incurred by it other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

           (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of its properties or assets, which purchase, sale, other disposition or other arrangement is in excess of $100,000 individually or $250,000 in the aggregate;

           (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

           (g) any declaration, setting aside or payment of any dividend on, or the making of any distribution in respect of, its capital stock, or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of its capital stock, including, without limitation, any extraordinary dividend within the meaning of Section 1059(c) of the Code;

           (h) any labor dispute or claim of unfair labor practices;

           (i) any payment or discharge of a lien or liability thereof which lien was not either shown on the Asymetrix March 31 Balance Sheet or incurred in the ordinary course of business thereafter; or

           (j) entered into any material transactions with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

     4.11  Material Agreements, Contracts and Commitments.  All oral or
           ----------------------------------------------
written contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of Asymetrix (for purposes of this Section 4.11, a "Material Agreement") constitute valid and
                                  ------------------
enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and

(iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities); and are in full force and effect. Asymetrix is not, nor, to the best knowledge of Asymetrix, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. A copy of each Material Agreement has been delivered or made available to Aimtech's Aimtech's counsel. Asymetrix is not a party to any contract or arrangement which, in the absence of a breach by the other party or parties thereto, has had or could reasonably be expected to have a Material Adverse Effect. Asymetrix does not have any material liability for renegotiation of government contracts or subcontracts, if any.

     4.12  Status of Proprietary Assets.  Asymetrix owns all right, title or
           ----------------------------
interest in, or has the rights to use, sell or license, all Intellectual Property Rights necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Asymetrix IP Rights") and such
                                             -------------------
rights to use, sell or license are reasonably sufficient for the conduct of its business as presently conducted. Except for matters which would not have a Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Asymetrix or currently under development by Asymetrix violates any license or agreement between Asymetrix and any third party or infringes any Intellectual Property Right of any other party; and, except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of Asymetrix, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Asymetrix IP Right; nor, to the best knowledge of Asymetrix without any independent investigation thereof, is there any basis for any such claim; nor has Asymetrix received any notice asserting that any Asymetrix IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Asymetrix, is there any basis for any such assertion.

     4.13  Compliance with Laws.  Each of Each of Asymetrix and Sub and Sub has
           --------------------
complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Asymetrix's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. Asymetrix has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Asymetrix, would result in any Material Adverse Effect.

     4.14  Certain Transactions and Agreements.  None of the executive officers,
           -----------------------------------
directors or affiliates (other than SOFTVEN No. 2 Investment Enterprises Partnership or its designated director) or its designated director) of Asymetrix (each, an "Asymetrix Insider") nor any member of their immediate families is or
           -----------------
has been directly or indirectly interested in any contract or informal arrangement with Asymetrix within the last twelve (12) months, except for compensation as an officer, director or employee of Asymetrix. None of the Asymetrix Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Aimtech, Aimtech, except for the normal rights of a stocktockholder.

     4.15  Governmental Consents.  No consent, approval, order or authorization
           ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Asymetrix or Sub or Sub is required in connection with the consummation of the transactions contemplated by this Agreement, except for such qualifications or filings under
                                ------ ---
the 1933 Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

     4.16  ERISA and Labor Issues.
           ----------------------

           4.16.1 Asymetrix does not have any Employee Pension Benefit Plan as defined in Section 3 of ERISA.

           4.16.2 To the knowledge of Asymetrix and except for matters which would not have a Material Adverse Effect, Asymetrix is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, employee benefit plans as defined in
Section 3(3) of ERISA, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, ERISA and the Code.

           4.16.3 To the knowledge of Asymetrix and except for matters which would not have a Material Adverse Effect, no employee of Asymetrix is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Asymetrix to any material liability.

           4.16.4 Asymetrix is not bound by or subject to any contract, commitment or arrangement with any labor union, employees association or similar organization, and to the Asymetrix's best knowledge, no labor union, employees association or similar organization has requested, sought or attempted to represent any employees, representatives or agents of Asymetrix. There is no strike or other labor dispute involving Asymetrix pending nor, to

Asymetrix's best knowledge, threatened, nor is Asymetrix aware of any labor organization activity involving its employees.

     4.17  Corporate Documents.  Asymetrix has made available to Aimtech for
           -------------------
examination all documents and information listed in the Asymetrix Schedule of Exceptions or other exhibits called for by this Agreement or which have been requested by Aimtechs' counsel, Aimtech's counsel, including, without limitation, the following: (a) copies of Asymetrix's and its subsidiaries' Articles of Incorporation and Bylaws as currently in effect; (b) Asymetrix's Minute Book containing all records that Asymetrix has of all proceedings, consents, actions and meetings of the stockholders, the board of directors and any committees thereof; (c) Asymetrix's stock ledger and journal reflecting all stock issuances and transfers; (d) all material permits, orders, and consents issued by any regulatory agency with respect to Asymetrix, or any securities of Asymetrix, and all applications for such permits, orders, and consents; and (e) copies or forms of all stock purchase agreements, warrants, option plans, grants and exercise agreements and, where forms of agreements are provided rather than copies of the signed documents, a true and complete list showing the names of the security holder, numbers of shares, exercise or purchase prices, grant dates, vesting dates, exercise dates, expiration dates and all other relevant data necessary for Asymetrix to issue the Asymetrix Merger Stock.

     4.18  No Brokers.  Neither  Asymetrix nor Sub nor Sub is obligated
           ----------
for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Asymetrix Ancillary Agreements or in connection with any transaction contemplated hereby or thereby.

     4.19  Disclosure.  Neither this Agreement, its exhibits and schedules, nor
           ----------
any of the certificates or documents to be delivered by Asymetrix or Sub or to Aimtech under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.20  Information Supplied.  None of the Notice Materials supplied or to be
           --------------------
supplied by Asymetrix, at the date such information is supplied and at the time of the meeting of the Aimtech Stockholders to be held to approve the Merger, taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.21  Insurance.  Asymetrix maintains and at all times during the prior
           ---------
three years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

     4.22  Environmental Matters.
           ---------------------

          4.22.1 During the period that Asymetrix has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by Asymetrix, or to Asymetrix's knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. Asymetrix has no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Asymetrix having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect. For the purposes of this Agreement, the terms "disposal" and "release" shall have the definitions assigned thereto by the
---------       -------
Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of this
                                      ------
Agreement, "Hazardous Materials" shall mean any hazardous or toxic substance,
            -------------------
material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under
(i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 1801 et seq.; (iii) the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq.; (iv) the Occupational Safety and Health Act of 1970, 29 U.S.C. (S) 651 et seq.; (v) any applicable federal, state or local statute or ordinance that has a scope or purpose similar to those identified above; or (vi) regulations promulgated under any of the laws or statutes identified above.

          4.22.2 None of the properties or facilities of Asymetrix is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Asymetrix has owned or leased its properties and facilities, neither Asymetrix nor, to Asymetrix's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

          4.22.3 During the time that Asymetrix has owned or leased its respective properties and facilities, there has been no litigation brought or, to the knowledge of Asymetrix, threatened against Asymetrix by, or any settlement reached by Asymetrix with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

          4.23    Real Property Holding Corporation Status.  Each of Asymetrix
                  ----------------------------------------
and Sub is not and has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

          4.24    Shares Issued in Merger.  The Asymetrix Merger Stock to be
                  -----------------------
issued to the Aimtech Stockholders in the Merger, when issued by Asymetrix pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, and will have been issued materially in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. The Statement of Designation shall be filed on or before the Effective Time, and no further amendments to the Asymetrix Articles of Incorporation shall have been adopted or filed.

     4.25  Books and Records.  To the knowledge of Asymetrix and Sub, the books,
           -----------------
records and accounts of Asymetrix (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Asymetrix, and (d) accurately and fairly reflect the basis for the Asymetrix Financial Statements.

     4.26  Certain Dispositions.  Asymetrix has no present plan or intention, or
           --------------------
any binding commitment, to dispose, subsequent to the Effective Time, of a quantity of Aimtech Common Stock that would cause Asymetrix to lose "control" of Sub within the meaning of Section 368(c) of the Code.

     4.27  Control of Sub.  At all times prior to and as of the Effective Time,
           --------------
Asymetrix will be in "control" of Sub, as such term is defined in Section 368(c) of the Code.

5.   AIMTECH PRECLOSING COVENANTS

     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, Aimtech covenants and agrees as follows:

     5.1   Advice of Changes.  Aimtech will promptly advise Asymetrix in writing
           -----------------
(a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Aimtech contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any change in Aimtech's business, results of operations or financial condition that could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the parties acknowledge that Aimtech, with the knowledge and consent of Asymetrix, intends to undertake a substantial downsizing of its workforce prior to the Effective Time.

     5.2   Conduct of Business.  Aimtech will continue to conduct its business
           -------------------
and use commercially reasonable efforts to maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of Asymetrix (other than actions required by this Agreement, as required by law or in connection with the performance of agreements disclosed in the Aimtech Schedule of Exceptions):

           (a)  borrow any money;

           (b) enter into any transaction not in the ordinary course of business or which involves an expense or capital commitment by Aimtech in excess of $25,000, other than payments in connection with the reverse stock split described in Section 5.2(n) below, or which obligates Aimtech for a period exceeding six months;

          (c) encumber or permit to be encumbered any of its assets or grant liens therein;

          (d) dispose of any portion of its assets with a value exceeding $10,000 (other than in the ordinary course of business);

          (e) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant or agree to same or enter into any new employment, severance, "golden parachute" or consulting agreement with any such person;

          (h)  change accounting methods;

          (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

          (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business consistent with past practice, and which are not material in amount or effect;

          (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice;

          (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

          (m) waive or release any material right or claim except in the ordinary course of business consistent with past practice;

          (n) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities, other than to effectuate the Stock Split;

          (o)  merge, consolidate or reorganize with, or acquire any entity;

          (p) amend its Certificate of Incorporation or Bylaws, other than to effectuate Stock Split;

          (q) license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;

          (r) agree to any audit assessment by any tax authority (unless the amount thereof is not material or has been adequately accrued or reserved on the Aimtech Financial Statements) or file any federal or state income or franchise tax return unless (i) the amount payable with respect thereto is not material or has been adequately accrued or reserved on the Aimtech Financial Statements or
(ii) copies of such returns have been delivered to Asymetrix for its review and approved by Asymetrix prior to filing;

          (s) change any insurance coverage or issue any certificates of insurance except as is routinely done in the ordinary course of Aimtech's business;

          (t)  hire any employee or consultant;

          (u)  adopt or amend any employee benefit plan;

          (v) enter into any contracts for the sale of advertising in an amount exceeding $10,000 or for longer than 30 days; or

          (w) agree to do any of the things described in the preceding clauses 5.2(a) through (v).

     5.4  Stockholder Approval.  Aimtech will hold a special meeting of its
          --------------------
stockholders (the "Stockholders Meeting") at the earliest practicable date to
                   --------------------
submit this Agreement, the Merger and related matters for the consideration and approval of the Aimtech Stockholders, which approval will be unanimously recommended by Aimtech's Board of Directors. The Stockholders Meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law. In lieu of the Stockholders Meeting, at the earliest practicable date, stockholder approval may be obtained by written consent in compliance with applicable law.

     5.5  Offering Material.  Aimtech will send to its stockholders in a
          -----------------
timely manner, for the purpose of providing information with respect to the Merger at the Stockholders Meeting, the Notice Materials. Aimtech will promptly provide all information relating to its business or operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Aimtech and Asymetrix each shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it. The Notice Materials shall comply with the information requirements set forth in Rule 502(b) of the Securities Act, including, without limitation, providing the information required by Form S-4 under the Securities Act ("Form S-4"). Aimtech will not provide or publish to its
                 --------
stockholders any material concerning it or its affiliates that violates the Securities Act with respect to the transactions contemplated hereby.

          5.6  Regulatory Approvals.  Aimtech will execute and file, or join in
               --------------------
the execution and filing, of any application or other document that may be required to be filed by it in order to obtain the authorization, approval or consent of any governmental body (federal, state, local or foreign) which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. Aimtech will use its best efforts to obtain all such authorizations, approvals and consents.

          5.7  Necessary Consents.  Aimtech will use commercially reasonable
               ------------------
efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.6 to allow the consummation of the transactions contemplated hereby and to allow Asymetrix to carry on Aimtech's business after the Closing.

          5.8  Litigation.  Aimtech will notify Asymetrix in writing promptly
               ----------
after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against Aimtech, or known by Aimtech to be threatened against it.

          5.9  No Other Negotiations.  From the date hereof until the earlier of
               ---------------------
the termination of this Agreement or consummation of the Merger, Aimtech will not, and will not authorize any officer or director of Aimtech or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of Aimtech's business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of Aimtech, or any transaction in which Aimtech contemplates issuing equity securities, except to employees and consultants for incentive and not capital-raising purposes; provided, however, that the foregoing shall not preclude Aimtech from discussing and consummating a cash investment by any of the Aimtech stockholders. Aimtech will promptly notify Asymetrix in writing of any third party inquiries or proposals.

          5.10 Access to Information.  Until the Closing, Aimtech will allow
               ---------------------
Asymetrix and its agents reasonable access to the files, books, records and offices of Aimtech, including, without limitation, any and all information relating to Aimtech's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. Aimtech will cause its accountants to cooperate with Asymetrix and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

          5.11 Satisfaction of Conditions Precedent.  Aimtech will use its
               ------------------------------------
commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and Aimtech will use commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on their part in order to effect the transactions contemplated hereby. Aimtech will promptly notify Asymetrix in writing of any failure or inability to comply fully with this Section.

          5.12 Aimtech Dissenting Shares.  As promptly as practicable after the
               -------------------------
date of the Stockholders Meeting and prior to the Closing Date, Aimtech shall furnish Asymetrix with the name and address of each Aimtech Dissenting Stockholder and the number of Aimtech Dissenting Shares owned by such Aimtech Dissenting Stockholder.

          5.13 Blue Sky Laws.  Aimtech will cooperate with Asymetrix in
               -------------
connection with Asymetrix's efforts to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

          5.14 Purchaser Representative.  Each of Andrew Huffman and David
               ------------------------
Johnson will act as "purchaser representative" for each Former Aimtech Stockholder who is not an "accredited investor" as those terms are defined in Rule 501 of the Securities Act.

          5.15 Operations of Aimtech.  From and after the date of this
               ---------------------
Agreement until the Closing Date (the "Transition Period"), Asymetrix shall be
                                       -----------------
permitted to direct the management and operations of the business of Aimtech and Aimtech shall, as requested by Asymetrix from time to time during the Transition Period, manage the operations of its business on behalf of and for the benefit of Asymetrix in accordance with instructions from Asymetrix. Each of James Billmaier, John Atherly and E. Charles Ellison (the "Asymetrix Representatives")
                                                     -------------------------
shall be individually authorized to make requests or instructions on behalf of Asymetrix in connection with the operations of Aimtech during the Transition Period and Aimtech shall operate its business as instructed by any of the Asymetrix Representatives. Aimtech shall be entitled to conclusively rely on any instructions or notifications provided to it by such Asymetrix Representatives. Notwithstanding the foregoing, in no event shall Asymetrix be authorized to direct the business and operations of Aimtech in a manner which is inconsistent with the obligations of Aimtech hereunder.

6.   ASYMETRIX AND SUB PRECLOSING COVENANTS

     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, Asymetrix and Sub covenant and agree as follows:

     6.1  Advice of Changes; Conduct of Business.  Asymetrix and Sub will
          --------------------------------------
promptly advise Aimtech in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Asymetrix or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; or (b) of any material adverse change in the business, results of operations or financial condition of Asymetrix or Sub. Asymetrix will use commercially reasonable efforts to continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of Aimtech (other than action required by this Agreement, as required by law or in connection with the performance of agreements, arrangements or pending transactions disclosed in the Asymetrix Schedule of Exceptions);

               (a) enter into any material transaction not in the ordinary course of business;

               (b) declare, set aside or pay any material cash or stock dividend or other material distribution in respect of capital stock, or redeem or otherwise acquire any material portion of its capital stock;

               (c) dispose of (including by license), whether to a third party, a partially or wholly-owned subsidiary or otherwise, any material portion of its assets (other than in the ordinary course of business);

               (d) encumber or permit to be encumbered in any material respect any of its assets or grant liens thereon;

               (e) issue or sell a material number of shares of its capital stock of any class (except upon the exercise of an Asymetrix option held by Asymetrix employees) or any other of its securities, or issue or create any material warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock; or

               (f) merge, consolidate or reorganize with, or acquire, any entity.


          6.2  Regulatory Approvals.  Asymetrix and Sub will execute and file,
               --------------------
or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. Each of Asymetrix and Sub will use its best efforts to obtain all such authorizations, approvals and consents.

          6.3  Satisfaction of Conditions Precedent.  Each of Asymetrix and Sub
               ------------------------------------
will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and each of Asymetrix and Sub will use its best efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

          6.4  Blue Sky Laws.  Asymetrix shall take such steps as may be
               -------------
necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

          6.5  Offering Material.  Asymetrix will promptly provide all
               -----------------
information relating to its business or operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Aimtech and Asymetrix each shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it. The Notice Materials shall comply with the information requirements set forth in Rule 502(b) of the Securities Act, including, without limitation, providing the information required by Form S-4. Asymetrix will not provide any material concerning it or its affiliates that violates the Securities Act or the Exchange Act with respect to the transactions contemplated hereby.

          6.6  Access to Information.  Until the Closing, Asymetrix will allow
               ---------------------
Aimtech and its agents reasonable access to the files, books, records and offices of Asymetrix, including, without limitation, any and all information relating to Asymetrix's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. Asymetrix will cause its accountants to cooperate with Aimtech and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

7.   CLOSING MATTERS

          7.1  The Closing.  Subject to termination of this Agreement as
               -----------
provided in Section 10 below, the Closing will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California on or before September 15August 31, 1997, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as Aimtech and Asymetrix may mutually select (the "Closing Date"). Concurrently with the
                                    ------------
Closing, the Certificate of Merger will be filed in the office of the Delaware Secretary of State. The Certificate of Merger provides that the Merger shall become effective upon filing in the office of the Delaware Secretary of State.

     7.2  Exchange of Certificates.
          ------------------------

          7.2.1 As of the Effective Time, all shares of Aimtech Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from Asymetrix the number of shares of Asymetrix Merger StockAsymetrix Common Stock determined as set forth in Section 1.1, subject to Section 1.2.

          7.2.2 As soon as practicable after the Effective Time, each holder of shares of Aimtech Common Stock that are not Dissenting Shares will surrender the certificate(s) for such shares (the "Aimtech Certificates"), duly endorsed as
                                     --------------------
requested by Asymetrix, to Asymetrix for cancellation. Promptly after the Effective Time and receipt of such Aimtech Certificates, Asymetrix will issue to each tendering holder a certificate for the number of shares of Asymetrix Merger StockAsymetrix Common Stock to which such holder is entitled pursuant to Section 2.1 hereof, less the shares of Asymetrix Merger StockAsymetrix Common Stock deposited into escrow pursuant to
Section 2.4 hereof, and distribute any cash payable under Section 2.2.

          7.2.3 No dividends or distributions payable to holders of record of Asymetrix Merger StockAsymetrix Common Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any unsurrendered Aimtech Certificate(s) until the holder of the Aimtech Certificate(s) surrenders such Aimtech Certificate(s), or if such certificates are lost, stolen or destroyed, provides an indemnity reasonably acceptable to Asymetrix. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Aimtech Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Asymetrix Merger StockAsymetrix Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          7.2.4 All Asymetrix Merger StockAsymetrix Common Stock (and, if applicable, cash for Aimtech Dissenting Shares or in lieu of fractional shares) delivered upon the surrender of Aimtech Common Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such Aimtech Common Stock. There will be no further registration of transfers on the stock transfer books of Aimtech or its transfer agent of Aimtech Common Stock. If, after the Effective Time, Aimtech Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section.

          7.2.5 Until certificates representing Aimtech Common Stock outstanding prior to the Merger are surrendered pursuant to Section 7.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Asymetrix Merger StockAsymetrix Common Stock into which Aimtech Common Stock will have been converted pursuant to Section 2.1 hereof, reduced by the number of shares withheld as Escrow Shares.

          7.2.6 Certificates which are not presented to Asymetrix within three years after the Closing shall be canceled and the holder thereof will no longer be entitled to receive any Asymetrix securities in consideration thereof.

     7.3  Unterberg Harris Fee.  At the Closing, Asymetrix shall deliver to
          --------------------
Aimtech a certificate representing 44,171 shares of Series 4 Class B Stock which represents the fee of Unterberg Harris pursuant to an agreement dated October 29, 1996 between Aimtech and Unterberg Harris.

     7.4  "Change of Control," Severance and Retention Policy.  At the
           --------------------------------------------------
Closing, Asymetrix shall deliver certificates representing an aggregate of 33,128 shares of Series 4 Class B Stock (representing shares to be distributed by management of Aimtech to employees pursuant to Aimtech's "Change of Control," severance and Retention Policy) in such names and denominations as shall have been specified by the Aimtech Board of Directors in writing at least two days prior to the Closing.

8.   CONDITIONS TO OBLIGATIONS OF AIMTECH

     Aimtech's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Aimtech, but only in a writing signed by Aimtech):

     8.1  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Asymetrix and Sub set forth in Section 4 that are not made as a specific date shall be true and accurate in all material respects on and as of the date of this Agreement, and Aimtech shall receive a certificate to such effect executed by each of Asymetrix's and Sub's Chief Executive Officer.

     8.2  Covenants. Each of Asymetrix and Sub shall have performed and complied
          ---------
in all material respects with all of their respective covenants contained in
Section 6 on or before the Closing, and Aimtech shall receive a certificate to such effect signed by each of Asymetrix's and Sub's Chief Executive Officer and Chief Financial Officer.

     8.3  Compliance with Law. There shall be no order, decree, or ruling by any
          -------------------
court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.4  Government Consents. There shall have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

     8.5  Opinion of Asymetrix's Counsel.  Aimtech shall have received from
          ------------------------------
Fenwick & West LLP, counsel to Asymetrix, an opinion substantially in the form of Exhibit 8.5, relying as to matters of Washington law or an opinion from the
   -----------
General Counsel of Asymetrix.

     8.6  Stockholder Approval. The principal terms of this Agreement and the
          --------------------
Certificate of Merger shall have been approved and adopted by the Aimtech Stockholders, as required by applicable law and Aimtech's Certificate of Incorporation and Bylaws.

     8.7  Registration Rights Agreement.  Asymetrix shall have executed and
          -----------------------------
delivered a registration rights agreement substantially in the form of Exhibit
                                                                       -------
8.7.
---

     8.8  Stockholders' Agreement. Asymetrix and Paul Allen shall have entered
          ------------------------
into a stockholders' agreement in the form of Exhibit 8.8, and a representative
                                              -----------
designated by a majority in interest of the Former Aimtech Stockholders (who is reasonably acceptable to Asymetrix) shall have been elected to the Board of Directors of Asymetrix effective upon the Effective Time.

     8.9  Escrow Agreement. Aimtech shall have received the Escrow Agreement
          ----------------
executed by Asymetrix and the Escrow Agent, providing for the escrow of the Escrow Shares on the terms and conditions of the Escrow Agreement.

     8.10  Lucas Option. Leo Lucas shall be granted an option to purchase 19,431
           ------------
shares of Asymetrix Series 4 Class B Stock at an exercise price of $0.68 per share.

9.   CONDITIONS TO OBLIGATIONS OF ASYMETRIX AND SUB

     The obligations of Asymetrix and Sub hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Asymetrix, but only in a writing signed by Asymetrix):

     9.1  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Aimtech set forth in Section 3 that are not made as a specific date shall be true and accurate in all material respects on and as of the date of this Agreement, and Asymetrix shall receive a certificate to such effect executed by Aimtech's Chief Executive Officer and Chief Financial Officer.

     9.2  Covenants. Aimtech shall have performed and complied in all material
          ---------
respects with all of its covenants contained in Section 5 on or before the Closing, and Asymetrix shall receive a certificate to such effect signed by Aimtech's Chief Executive Officer and Chief Financial Officer.

     9.3  Compliance with Law. There shall be no order, decree, or ruling by any
          -------------------
court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     9.4  Government Consents. There shall have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there shall have been taken such other action, as are listed on Schedule 9.4.
                                    ------------

     9.5  Opinion of Aimtech's Counsel. Asymetrix shall have received from Hale
          ----------------------------
& Dorr LLP, counsel to Aimtech, an opinion substantially in the form of Exhibit
                                                                        -------
9.5.
---

     9.6  Consents. Asymetrix or Aimtech shall have received duly executed
          --------
copies of all material third party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Aimtech Schedule of Exceptions or reasonably deemed necessary by Asymetrix's counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Aimtech and for Aimtech to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Asymetrix, except for such consents and approvals thereof as Asymetrix and Aimtech shall have agreed shall not be obtained.

     9.7  No Litigation. No litigation or proceeding shall be overtly threatened
          -------------
or pending to enjoin or prevent the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect.

     9.8  Requisite Approvals. The principal terms of this Agreement and the
          -------------------
Certificate of Merger shall have been approved and adopted by the holders of no less than ninety percent (90%) of Aimtech Common Stock outstanding on the record date for obtaining stockholder approval of this Agreement and the Certificate of Merger, and by a majority of Aimtech's Board of Directors.

     9.9  Dissenting Shares. The Dissenting Shares shall not constitute more
          -----------------
than ten percent (10%) of the total number of shares of Aimtech Common Stock outstanding immediately prior to the Effective Time.

     9.10 Escrow Agreement. Asymetrix shall have received the Escrow Agreement
          ----------------
executed by Aimtech and the Representative, providing for the escrow of the Escrow Shares on the terms and conditions of the Escrow Agreement.

     9.11 Resignation of Directors. The directors of Aimtech in office
          ------------------------
immediately prior to the Effective Time of the Merger shall have resigned as directors of the surviving corporation effective as of the Effective Time of the Merger.

     9.12 Investment Representation Agreements. Asymetrix shall have received
          ------------------------------------
from each substantially all of the holders of Aimtech Common Stock receiving Asymetrix Common Asymetrix Merger StockStock in the Merger hereunder an executed Investment Representation Agreement substantially in the form of Exhibit 9.12
                                                                 ------------
hereto. To the extent Asymetrix has not received an executed Investment Representation Agreement from a Former Aimtech Stockholder, Asymetrix may withhold delivery of such Former Aimtech Stockholder's stock certificate until it has received an executed Investment Representation Agreement.

     9.13 Employment Agreements. Asymetrix shall have received from Leo Lucas
          ---------------------
an executed Employment Agreement substantially in the form of Exhibit 9.13
                                                              ------------
hereto.

     9.14 Reverse Stock Split. All corporate action on the part of Aimtech
          -------------------
required to authorize and effect a 2,500 for one reverse stock split (the "Stock Split") shall have been taken and an amendment to Aimtech's Certificate of
-----
Incorporation effecting such Stock Split shall have been filed with the Secretary of State of the State of Delaware on or before July 8, 1997. No further action shall be required on the part of Aimtech, its Board of Directors or its stockholders

(including, without limitation, the making of any required cash payments to purchase fractional shares of Aimtech stock) to effectuate such Stock Split.

     9.15  Investment in Aimtech. Prior to the Effective Date, Aimtech shall
           ---------------------
have received an investment in its Common Stock or otherwise, in the cash amount of at least (i) $1,000,000 plus (ii) any amounts in excess of $105,000 to be paid to Aimtech stockholders in connection with the Stock Split (the "Financing"), provided that if such additional investment is not in the form of
 ---------
Aimtech Common Stock, such investment shall be in the form of a security which shall be converted into Aimtech Common Stock immediately prior to the Effective Time. Such securities shall have been issued in compliance with all applicable federal securities and state "blue sky" laws

     9.16  Purchaser Representative. Asymetrix shall have received a letter
           ------------------------
executed by each of Andrew Huffman and David Johnson in his capacity as "purchaser representative" substantially in the form attached hereto as Exhibit
                                                                        -------
9.16.
-----

     9.17  Aimtech Options; Other Securities; All outstanding options to
           ---------------------------------
purchase Aimtech securities shall have been exercised or shall have been terminated. No securities of Aimtech other than Aimtech Common Stock shall be outstanding immediately prior to the Effective Time.

10.  TERMINATION OF AGREEMENT

     10.1 Termination of Agreement. Asymetrix and Aimtech may terminate this
          ------------------------
Agreement prior to the Effective Time (whether before or after stockholder approval has been obtained) solely as provided below:

          10.1.1 Asymetrix may terminate this Agreement by giving written notice to Aimtech in the event Aimtech is in breach, and Aimtech may terminate this Agreement by giving written notice to Asymetrix in the event Asymetrix or the Sub is in breach, for any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

          10.1.2 Asymetrix may terminate this Agreement by giving written notice to Aimtech if the Closing shall not have occurred on or before September 15August 31, 1997 by reason of the failure of any condition precedent under
Section 9 hereof (unless the failure results primarily for a breach by Asymetrix or the Sub of any representation, warranty or covenant contained in this Agreement); or

          10.1.3 Aimtech may terminate this Agreement by giving written notice to Asymetrix if the Closing shall not have occurred on or before August 31September 15, 1997 by reason of the failure of any condition precedent under
Section 8 hereof (unless the failure results primarily from a breach by Aimtech of any representation, warranty or covenant contained in this Agreement).

     10.2  No Liability. Any termination of this Agreement pursuant to this
           ------------
Section 10 will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations provided in Sections 11.2, 12.8 and 12.16 and in the Nondisclosure Agreement between Aimtech and Asymetrix dated November 7, 1996, other than any liability of any party for breaches of this Agreement, which will survive termination of this Agreement; provided, however, that nothing herein will limit the obligation of Aimtech and Asymetrix to use their best efforts to cause the Merger to be consummated, as set forth in Sections 5.12 and 6.3 hereof, respectively.

11. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

     11.1  Survival of Representations. All representations, warranties and
           ---------------------------
covenants of Aimtech, Asymetrix and Sub contained in this Agreement will survive the Effective Time and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of (a) the termination of this Agreement or (b) two (2) years after the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period); provided, however, that, if the Closing occurs, representations and warranties in Section 3.3, 3.7, 3.12, 4.3, 4.7 and 4.12 shall expire three (3) years after the Closing Date; provided further, however, that representations, warranties and covenants involving intentional fraud or willful misconduct shall survive the Closing without the limitations of subsections (a) or (b) above. The period of such survival shall be referred to herein as the "Survival Period."
                                                            ---------------

     11.2  Agreement to Indemnify.
           ----------------------

           11.2.1 Subject to the limitations set forth in this Section 11, the Former Aimtech Stockholders (during the term of the Escrow Agreement) shall indemnify Asymetrix and the surviving corporation (the "Asymetrix Indemnified
                                                        ---------------------
Persons") in respect of , and hold the Asymetrix Indemnified Persons harmless
-------
against, any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as "Damages"):
                                        -------

               (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Aimtech in this Agreement (including any Schedule or Exhibit hereto);

               (b) resulting from any failure of any of the Former Aimtech Stockholders to have good, valid and marketable title to the issued and outstanding Aimtech Common Stock held by such Stockholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to vote such Aimtech Common Stock in favor of the Merger and the other transactions contemplated by the Certificate of Merger (provided, however, that any such claim under this paragraph (b) shall be made only against the Former Aimtech Stockholder whose failure to have such good, valid and marketable titled gave rise to such Damages, and not against any other person);

               (c)  arising out of or resulting from the Financing;

               (d) arising out of or resulting from the Stock Split which are in excess of $105,000; or

               (e) arising out of or resulting from having Dissenting Shares in excess of 5% of the total number of shares of Aimtech Common Stock outstanding immediately prior to the Effective Time, provided, however, that 50% of any such Damages which consist of litigation or arbitration costs and expenses relating to the appraisal rights of the Dissenting Shares shall be borne by Asymetrix

          11.2.2  The indemnification provided for in paragraphs (a), (b) and
(c) of subsection 11.2.1 shall not apply unless and until the aggregate Damages for which one or more Asymetrix Indemnified Persons seeks indemnification under such paragraphs (a), (b) and (c), exclusive of legal fees, exceeds $150,000 (the "Basket") and then only to the extent that aggregate Damages exceed the Basket;
 ------
provided, however, that the Basket shall not apply to any Damages arising from
--------  -------
the breach of the representations and warranties set forth in Section 3.25. Asymetrix will use its best efforts to obtain recoveries under all applicable insurance policies for all Damages. In seeking indemnification for Damages under Section 11.2.1, the Asymetrix Indemnified Persons shall exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement and these Escrow Shares and such other assets shall be the sole source of indemnification in connection therewith; provided, however, that no such claim for Damages will be asserted after the
--------  -------
expiration of the applicable Survival Period. Except for intentional fraud or willful misconduct, the remedies set forth in this Section shall be the exclusive remedies of Asymetrix and the other Asymetrix Indemnified Persons hereunder against any of the Former Aimtech Stockholders.

          11.2.3 Subject to the limitations set forth in this Section 11, Asymetrix will indemnify and hold harmless the Former Aimtech Stockholders (collectively, the "Aimtech Indemnified Persons") from and against any and all
                    ---------------------------
Damages (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Asymetrix or Sub in this Agreement or in any certificate, document or instrument delivered by or on behalf of Asymetrix pursuant hereto, or (b) resulting from any failure on the part of Asymetrix to issue to the Former Aimtech Stockholders good, valid and marketable title to the Asymetrix Merger StockAsymetrix Common Stock as provided in this Agreement, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever; provided, however, that Asymetrix's maximum aggregate liability under this Section 11.2.3 shall be equal to the product of the Stated Value Per Share times the total number of shares issued to the Aimtech Stockholders in the Merger.

          11.2.4 Any Asymetrix Indemnified Person or Aimtech Indemnified Person seeking indemnification hereunder shall give prompt written notification to a majority in interest of Former Aimtech Stockholders (in the case of indemnification sought by an Asymetrix Indemnified Person) or to Asymetrix (in the case of indemnification sought by an Aimtech Indemnified Person) (as applicable, the "Indemnification Representative") of the commencement of any
                 ------------------------------
action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 11 may be sought; provided, however, that no delay on the part of the Indemnified Person in providing such notice shall relieve the Aimtech Stockholders or Asymetrix, as the case may be, of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided that the Indemnification Representative acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section
11. If the Indemnification Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at it own expense; provided that if the Indemnification Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damage" for purpose of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representative.

          11.2.5  Treatment of Indemnity Payments.  Any payment made to an
                  -------------------------------
Indemnified Person pursuant to this Section 11 or the Escrow Agreement shall be treated as a reduction in the merger consideration.

     11.3 Directors and Officers Liability. The provisions with respect to
          --------------------------------
indemnification set forth in Aimtech's Certificate of Incorporation and Bylaws as currently in effect shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of Aimtech, unless such modification is required by law.

12.  MISCELLANEOUS

     12.1 Governing Law. The internal laws of the State of Washington
          -------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     12.2  Assignment; Binding Upon Successors and Assigns.  Neither party
           -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.3  Severability. If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

     12.5  Other Remedies. Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     12.6  Amendment and Waivers. Any term or provision of this Agreement may be
           ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the Aimtech Stockholders; but, after such approval, no amendment will be made which by applicable law requires the further approval of the Aimtech Stockholders without obtaining such further approval.

     12.7  No Waiver. The failure of any party to enforce any of the provisions
           ---------
hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.8  Expenses. Each party will bear its respective expenses and fees of
           --------
its own accountants, attorneys and other professionals incurred with respect to this Agreement and the transactions contemplated hereby.

     12.9   Attorneys' Fees. Should suit be brought to enforce or interpret any
            ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12.10  Notices. Any notice or other communication required or permitted to
            -------
be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, or upon receipt if delivered by confirmed facsimile or by nationally recognized courier service, to the following addresses:

            (i)  If to Asymetrix:
                 ---------------
                 Asymetrix Corporation
                 110 110th Avenue NE, Suite 700
                 Bellevue, WA  98004
                 Facsimile:  (206) 637-1540
                 Attention:  General Counsel

                 With a copy to:
                 --------------
                 Mark C. Stevens, Esq.
                 Fenwick & West LLP
                 Two Palo Alto Square
                 Palo Alto, CA  94306
                 Facsimile:  (415) 857-0361

            (ii) If to Aimtech:
                 -------------
                 Aimtech Corporation
                 20 Trafalgar Square, Suite 300
                 Nashua, NH  03063-1987
                 Facsimile: (603) 594-4124
                 Attention:  President

                 With a copy to:
                 --------------
                 Jeffrey A. Stein, Esq.
                 Hale & Dorr LLP
                 Boston, MA  02109
                 Facsimile: (617) 526-5000

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.10.

     12.11  Construction of Agreement. This Agreement has been negotiated by the
            -------------------------
respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     12.12  No Joint Venture. Nothing contained in this Agreement will be deemed
            ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     12.13  Further Assurances. Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.14  Absence of Third Party Beneficiary Rights. No provisions of this
            -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     12.15  Public Announcement. Upon execution of the Agreement by both
            -------------------
parties, and until the consummation of the Merger, all press releases and other public communications shall be made by the parties only with the mutual consent of Aimtech and Asymetrix.

     12.16  Confidentiality. Asymetrix, Sub and Aimtech each recognize that they
            ---------------
have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, each party agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this Section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

     12.17  Entire Agreement. This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"ASYMETRIX"                                 "AIMTECH"

Asymetrix Corporation                       Aimtech Corporation

By: /s/ James Billmaier                     By: /s/ Andy Huffman
    -----------------------                     ---------------------

Name: JAMES BILLMAIER                       Name: ANDY HUFFMAN
      ---------------------                       -------------------

Its: PRESIDENT & CEO                        Its: CEO
     ----------------------                      --------------------

"SUB"

ASX Merger Corporation

By: /s/ James Billmaier
    -----------------------

Name: JAMES BILLMAIER
      ---------------------

Its: PRESIDENT & CEO
     ----------------------



[SIGNATURE PAGE FOR AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION]

LIST OF EXHIBITS AND SCHEDULES
------------------------------

Exhibit A                  Certificate of Merger

Exhibit 1.9                Statement of Designation

Exhibit 2.4                Escrow Agreement

Exhibit 3.0                Aimtech Schedule of Exceptions

Exhibit 4.0                Asymetrix Schedule of Exceptions

Exhibit 8.5                Form of Opinion of Asymetrix Counsel

Exhibit 8.7                Registration Rights Agreement

Exhibit 8.8                Voting Agreement

Exhibit 9.5                Form of Opinion of Aimtech Counsel

Exhibit 9.12               Investment Representation Agreement

Exhibit 9.13               Form of Leo Lucas Employment Agreement

Exhibit 9.16               Purchaser Representative Letter

Schedule 3.3               List of Aimtech Common Stockholders

Schedule 9.4               List of Required Government Consents

                               State of Delaware

            Office of the Secretary of State                PAGE 1


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER, WHICH MERGES:

     "ASX MERGER CORPORATION", A DELAWARE CORPORATION, WITH AND INTO "AIMTECH
      CORPORATION" UNDER THE NAME OF "AIMTECH CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED INTO THIS OFFICE THE TWELFTH DAY OF SEPTEMBER, A.D. 1997, AT 2:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                        ________________________________________
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION:  8648761

                                                    DATE:  09-12-97

                              AGREEMENT OF MERGER
                                      OF
                            ASX MERGER CORPORATION
                                 WITH AND INTO
                              AIMTECH CORPORATION


     This Agreement of Merger ("Agreement of Merger") is entered into as of
                                -------------------
September 11, 1997, by and between Aimtech Corporation, a Delaware corporation ("Aimtech") (survivor) and ASX Merger Corporation, a Delaware corporation
  -------
("Sub") (nonsurvivor) that is a wholly-owned subsidiary of Asymetrix
  ---
Corporation, a Washington corporation ("Asymetrix").
                                        ---------

     1.   Effective Time of Merger. Pursuant to the Delaware General Corporation
          ------------------------
Law (the "Delaware Law"), Sub will be merged with and into Aimtech in a reverse
          ------------
triangular merger (the "Merger"), with Aimtech to be the surviving corporation
                        ------
of the Merger.  The Merger will be effective (the "Effective Time") upon the
                                                   --------------
filing of this Agreement of Merger with the Secretary of State of the State of Delaware.

     2.   Conversion of Securities.
          ------------------------

          (a)  Conversion of Aimtech Shares. At the Effective Time, each share
               ----------------------------
of Aimtech Common Stock, $0.01 par value, that is issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters' rights have been or will be perfected in compliance with applicable law, will, by virtue of the Merger and without further action on the part of any holder thereof or any other person, be converted into the right to receive such number of shares (the "Applicable Fraction") of Series 4 Class B Stock of
                       -------------------
Asymetrix (the "Asymetrix Merger Stock") as is equal to 2,111,795 shares divided
                ----------------------
by the total number of shares of Aimtech Common Stock issued and outstanding immediately prior to the Effective Time. No fractional shares of Asymetrix Merger Stock will be issued in connection with the Merger, but in lieu thereof, any holder of Aimtech Common Stock who would otherwise be entitled to receive a fraction of a share of Asymetrix Merger Stock will receive from Asymetrix an additional fraction of a share of Asymetrix Merger Stock, such that the total number of shares of Asymetrix Merger Stock issued to each such holder of Aimtech Common Stock shall be rounded up to the next larger whole number of shares of Asymetrix Merger Stock.

          (b)  Conversion of Sub Shares. At the Effective Time, each share of
               ------------------------
Sub Common Stock, $0.01 par value ("Sub Common Stock"), issued and outstanding
                                    ----------------
immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of the holder thereof or any other person, be converted into and become one (1) share of Aimtech Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of Aimtech Common Stock into which the shares of Sub Common Stock are so converted shall be the only shares of Aimtech Stock that are issued and outstanding immediately after the Effective Time.

          (c)  Aimtech Options; Other Securities.  At the Effective Time, each
               ---------------------------------
option to purchase shares of Aimtech Common Stock under Aimtech's Amended and Restated 1989 Stock Incentive Plan outstanding immediately prior to the Effective Time, and all other equity securities of Aimtech (including warrants to purchase securities of Aimtech), other than Aimtech Common Stock, issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any further action on the part of the holder thereof or any other person, be canceled, and the holders thereof will not be entitled to receive any Asymetrix securities in consideration thereof.

          (d)  Escrow Shares. Pursuant to the Escrow Agreement, at the closing
               -------------
of the Merger, Asymetrix will (i) deduct, pro rata, from the shares of Asymetrix Merger Stock that would otherwise be delivered to former holders of Aimtech Common Stock (the "Stockholders") 20.9161% of the total number of shares of
                   ------------
Asymetrix Merger Stock issued to them in the Merger and (ii) deliver on behalf of the Stockholders certificates representing the shares thus withheld to Commerce Bank as escrow agent (the "Escrow Agent"). The shares of Asymetrix
                                    ------------
Merger Stock withheld pursuant to this Section 2(d) at the closing of the Merger (the "Escrow Shares") will be held in escrow pursuant to a separate Escrow
      -------------
Agreement (the "Escrow Agreement") to secure the indemnification obligations of
                ----------------
the Stockholders.

          (e)  Surrender and Exchange of Outstanding Certificates. Each
               --------------------------------------------------
certificate which immediately before the Effective Time evidenced shares of Aimtech Common Stock will, from and after the Effective Time until such certificate is surrendered to Asymetrix or its transfer agent, if any, be deemed, for all corporate purposes, to evidence the right to receive the consideration described above (subject to the terms and conditions of the Escrow Agreement); provided, however, that until such certificate is so surrendered by a Shareholder, no dividend or other distribution payable to such Shareholder at the Effective Time will be paid in respect of the shares of Asymetrix Merger Stock represented by such certificate. Upon surrender, all dividends and distributions, if any, theretofore declared and accrued but unpaid in respect of such shares, will be paid. The Stockholders will be requested to surrender to Asymetrix or its transfer agent, if any, as soon as practicable after the Effective time, the certificate or certificates representing all the shares of Aimtech Common Stock issued and outstanding immediately prior to the Effective Time. Upon such surrender, the Stockholders will be entitled to receive certificate(s) evidencing ownership of the shares of Asymetrix Merger Stock which are deemed to be represented by the certificate or certificate(s) surrendered (which do not include the Escrow Shares). Asymetrix or its transfer agent will issue to the Stockholders such certificate(s) as soon as practicable following such surrender.

     3.   Effects of Merger. At the Effective Time: (a) the separate existence
          -----------------
of Sub will cease and Sub will be merged with and into Aimtech, and Aimtech will be the surviving corporation pursuant to the terms of this Agreement of Merger;
(b) the Certificate of Incorporation and Bylaws of Aimtech will become the Certificate of Incorporation and Bylaws of the surviving corporation; (c) each share of Aimtech Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2 of this Agreement; (d) each share of Sub Common Stock outstanding immediately prior to the Effective Time will be converted into one (1) outstanding share of Aimtech Common Stock; (e) each Aimtech Option and all other equity securities of Aimtech (including warrants to purchase securities of Aimtech), other than Aimtech Common Stock, issued and outstanding immediately prior to the Effective Time will be canceled; (f) the directors and officers of Sub immediately prior to the Effective Time will become the directors and officers of the surviving corporation; and (g) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

     4.   Plan. Asymetrix, Aimtech and Sub are parties to the Amended and
          ----
Restated Agreement and Plan of Reorganization dated as of June 24, 1997 (the "Plan"). The Plan and this Agreement are intended to be construed together in
 ----
order to effectuate their purposes.

     5.   Further Assignments. After the Effective Time, Sub and its officers
          -------------------
and directors may execute and deliver such deeds, assignments and assurances and do all other things necessary to desirable to vest, perfect or confirm title to Aimtech's property or rights in Sub and otherwise to carry out the purposes of the Plan in the name of Aimtech or otherwise.

     6.   Termination.  This Agreement may be terminated and the proposed Merger
          -----------
abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement by the Stockholders of Aimtech, by either party hereto upon termination of the Plan or by the mutual consent of the Board of Directors of Sub and Aimtech.

     7.   Dissenters Rights.  Holders of shares of Aimtech Common Stock who have
          -----------------
complied with all requirements for perfecting stockholders' rights of appraisal, as set forth in Section 262 of the Delaware Law, shall be entitled to their rights under Delaware Law with respect to such shares.

     8.   Assignment.  Neither party hereto may assign any of its rights or
          ----------
obligations hereunder without the prior written consent of the other party hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives and permitted assigns.

     9.   Governing Law.  The internal laws of the State of Washington
          -------------
(irrespective of its conflict of laws principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     10.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be duly executed on the date and year first above written.

ASX MERGER CORPORATION                       AIMTECH CORPORATION


By: _____________________________            By: _______________________________
    James Billmaier, President                   Andrew Huffman, President


By: _____________________________            By: _______________________________
    Steven Esau, Secretary                       David Johnson, Secretary

                       CERTIFICATE OF APPROVAL OF MERGER

                                      OF
                            ASX MERGER CORPORATION
                                 WITH AND INTO
                              AIMTECH CORPORATION

     James Billmaier and Steven Esau hereby certify that:

     1. They are the President and Secretary, respectively, of ASX MERGER CORPORATION, a Delaware corporation (the "Corporation"). The Corporation is the
                                          -----------
NONSURVIVOR.

     2. The Agreement of Merger to which this certificate is attached (the "Agreement of Merger"), after having been first duly approved by the Board of
 -------------------
Directors of the Corporation on June 24, 1997 and by the written consent of the sole stockholder of the Corporation as of June 24, 1997, was duly signed on behalf of the Corporation by the undersigned.

     3. The Corporation has authorized capital stock consisting of one share of Common Stock, $0.01 par value. The total number of outstanding shares of the Corporation's capital stock entitled to vote on the Agreement of Merger was one share of Common Stock.

     4. The percentage vote required to approve the Agreement of Merger was the affirmative vote of at least a majority of the outstanding shares of the Corporation's Common Stock.

     5. The Agreement of Merger was approved by the vote of a number of shares of the Corporation's Common Stock which equaled or exceeded the vote required.

     6. No vote of the stockholders of Asymetrix Corporation, a Washington corporation of which the Corporation is a wholly owned subsidiary, was required.

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  September 11, 1997


By: ______________________________               By: ___________________________
    James Billmaier                                  Steven Esau
    President                                        Secretary

                       CERTIFICATE OF APPROVAL OF MERGER
                                      OF
                            ASX MERGER CORPORATION
                                 WITH AND INTO
                              AIMTECH CORPORATION

     Andrew Huffman and David Johnson hereby certify that:

     1. They are the President and Secretary, respectively, of AIMTECH CORPORATION, a Delaware corporation ("Aimtech"). Aimtech is the SURVIVOR.
                                      -------

     2. The Agreement of Merger to which this certificate is attached, after having been first duly approved by the Board of Directors on June 23, 1997 and by a majority of the holders of the outstanding capital stock of Aimtech on August 22, 1997, was duly signed on behalf of Aimtech by the undersigned.

     3. Aimtech has authorized capital stock consisting of 20,000,000 shares of Common Stock, $0.01 par value per share. The total number of outstanding shares of Aimtech Common Stock entitled to vote on the Agreement of Merger was 2,970.

     4. The percentage vote required to approve the Agreement of Merger was the affirmative vote of at least a majority of the outstanding shares of Aimtech capital stock.

     5. The Agreement of Merger was approved by the vote of a number of shares of Aimtech Common Stock which equaled or exceeded the vote required.

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:  September 11, 1997


By: ______________________________               By: ___________________________
    Andrew Huffman, President                        David Johnson, Secretary

                                   EXHIBIT A
                                   ---------

                      STATEMENT OF DESIGNATION OF RIGHTS,
                          PREFERENCES AND LIMITATIONS
                           OF SERIES 4 CLASS B STOCK

Series 4 Class B Stock, $0.01 par value
---------------------------------------

     1.   Equivalent to Common Stock.  Except as otherwise set forth in this
          --------------------------
Statement of Designation of Rights, Preferences and Limitations of Series 4 Class B Stock, the Series 4 Class B Stock of the Asymetrix Corporation (the "Company") shall have rights, preferences and limitations identical with those of the Company's $.01 par value Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of any shares of the Series 4 Class B Stock and of the Common Stock shall be entitled to receive pro rata on an equal priority, pari passu basis, any payment or distribution of the assets of the Company (whether capital, surplus or earnings), but not until payment in full of any amounts due the holders of the Series 1 Class B Stock, the Series A Class B Stock, the Series B Class B Stock and any future series of Class B Stock that may be entitled to priority over the Common Stock in the payment or distribution of the assets of the Company in the event of any such dissolution or winding-up.

     2.   Voting.  Except as may otherwise be agreed in writing, the holders of
          ------
shares of Series 4 Class B Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and each share of Series 4 Class B Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series 4 Class B Stock could be converted pursuant to the applicable provisions of
Section 3 below, at the record date established by the Board of Directors of the Company for the determination of the shareholders entitled to vote on such matters, or, if no such record date is so established, at the record date provided by law, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. The holders of the Series 4 Class B Stock shall be entitled to receive notice of any meeting of the shareholders in accordance with applicable law and with the bylaws of the Company as in effect at the time of such notice. Except as otherwise expressly required by law, in no event shall the holders of shares of Series 4 Class B Stock have the right to vote separately as a class.

     3.   Conversion.  The Series 4 Class B Stock shall be converted into Common
          ----------
Stock as follows:

          (a)  Conversion Events.  Each outstanding share of Series 4 Class B
               -----------------
Stock shall automatically be converted, without any further act of the Company or its shareholders, into fully paid and nonassessable shares of Common Stock pursuant to the formula as set forth in subsection 3(c) below upon the earliest to occur of: (i) the distribution by the Company to holders of its securities (other than the holders of Series 4 Class B Stock) of a controlling interest in SuperCede, Inc., a wholly-owned subsidiary of the Company, in a spin-off transaction; (ii) the distribution by the Company to holders of its securities (other than the holders of Series 4 Class

B Stock) of the consideration received by the Company in one of the following transactions with respect to SuperCede, Inc.: (1) the sale of all or substantially all of the assets of SuperCede, Inc., (2) the sale of a controlling interest in SuperCede, Inc. to a third party, or (3) the acquisition of SuperCede, Inc. by another entity by means of merger, consolidation or otherwise, in which the Company does not, immediately after such merger, consolidation or other transaction, retain stock representing a majority of the voting power of SuperCede, Inc.; (iii) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company at an aggregate offering price to the Company of not less than $10,000,000; or (iv) upon acquisition of the Company by another entity by means of merger, consolidation or otherwise, in which the holders of the Company's shares outstanding immediately before such merger, consolidation or other transaction do not, immediately after such merger, consolidation or other transaction, retain stock representing a majority of the voting power of the surviving corporation of such merger, consolidation or other transaction.

          (b)  Series 4 Conversion Ratio.  Each share of Series 4 Class B Stock
               -------------------------
shall be converted into one share of Common Stock. The Series 4 Conversion Ratio shall be subject to adjustment as set forth in subsection 3(e).

          (c)  Mechanics of Conversion.  Upon the occurrence of one of the
               -----------------------
events specified in subsection 3(a), the outstanding shares of Series 4 Class B Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided that the Company
                                                  --------
shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series 4 Class B Stock are delivered to the Company or any transfer agent of the Company. Conversion of the Series 4 Class B Stock shall be deemed to have been effected on the date on which the event specified with respect to such Series 4 Class B Stock in subsection 3(a) shall have occurred, and such date is referred to herein with respect to the Series 4 Class B Stock as the "Series 4 Conversion Date." The holder in whose name the
                --------
certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Series 4
                                                                      --------
Conversion Date. Following the Conversion Date, upon the request of any holder of Series 4 Class B Stock so converted and after surrender of the certificate or certificates representing such holder's shares of Series 4 Class B Stock to the Company or any transfer agent of the Company (except in the case of conversions pursuant to subsection 3(a)(iv)), the Company shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subsection 3(d).

          (d)  Fractional Shares.  No fractional shares of Common Stock or scrip
               -----------------
shall be issued upon conversion of shares of Series 4 Class B Stock, but the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 4 Class B Stock so converted. Instead of any fractional shares of

Common Stock which would otherwise be issuable upon conversion of any shares of Series 4 Class B Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then fair value per share of Common Stock, as determined by the Board of Directors.

          (e)  Conversion Ratio Adjustments for the Series 4 Class B Stock.  The
               -----------------------------------------------------------
Conversion Ratio for the Series 4 Class B Stock shall be subject to adjustment from time to time as follows:

               (i)   Stock Dividends.  If the number of shares of Common Stock
                     ---------------
outstanding at any time after the date of issuance of the Series 4 Class B Stock is increased by a stock dividend or other distribution on Common Stock payable in shares of Common Stock or by a subdivision, split-up or reclassification of outstanding shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision, split-up or reclassification, as the case may be, the Series 4 Conversion Ratio shall be appropriately adjusted so that the holder of any shares of Series 4 Class B Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which the holder would have owned immediately following such action had such shares of Series 4 Class B Stock been converted immediately prior thereto.

               (ii)  Combination of Stock.  If the number of shares of Common
                     --------------------
Stock outstanding at any time after the date of issuance of the Series 4 Class B Stock is decreased by a combination or reclassification of the outstanding shares of Common Stock, then, immediately after the effective date of such combination or reclassification, the Series 4 Conversion Ratio shall be appropriately adjusted so that the holder of any shares of Series 4 Class B Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Company which the holder would have owned immediately following such action had such shares of Series 4 Class B Stock been converted immediately prior thereto.

               (iii) Capital Reorganization or Reclassification.  If the Common
                     ------------------------------------------
Stock issuable upon the conversion of the Series 4 Class B Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this subsection 3(e)), then and in each such event the holder of each share of Series 4 Class B Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by the holders of the number of shares of Common Stock into which such share of Series 4 Class B Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

               (iv)  Rounding of Calculations; Minimum Adjustment.  All
                     --------------------------------------------
calculations under this subsection (e) shall be made to the nearest one hundredth (1/100th) of a share. Any provision of this Section 3 to the contrary notwithstanding, no adjustment in the Series 4

Conversion Ratio shall be made if the amount of such adjustment would be less than 1% of the Series 4 Conversion Ratio then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% or more of the Series 4 Conversion Ratio then in effect.

          (f)  Statement Regarding Adjustments.  In each case of an adjustment
               -------------------------------
or readjustment of the Conversion Ratio for the Series 4 Class B Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series 4 Class B Stock at the holder's address as shown in the Company's books.

          (g)  Costs.  The Company shall pay all documentary, stamp, transfer or
               -----
other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon conversion of any shares of Series 4 Class B Stock; provided that the Company shall not be required to pay any taxes which
       --------
may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series 4 Class B Stock in respect of which such shares are being issued.

          (h)  Reservation of Shares.  So long as any shares of Series 4 Class B
               ---------------------
Stock remain outstanding, the Company shall reserve out of its authorized but unissued shares of Common Stock, free from preemptive rights, sufficient shares of Common Stock to provide for the conversion of all shares of Series 4 Class B Stock outstanding, solely for the purpose of effecting such conversion.

          (i)  Valid Issuance.  All shares of Common Stock which may be issued
               --------------
upon conversion of the shares of Series 4 Class B Stock will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Series 4 Conversion Ratio to be less than the par value, if any, of the Common Stock).

          (j)  Notices.  Any notice required by the provisions of this Section 3
               -------
to be given to the holders of shares of the Series 4 Class B Stock shall be deemed given upon the earlier of actual receipt or three business days after deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

     4.   Dividends.  Dividends shall be declared and set aside for any shares
          ---------
of the Series 4 Class B Stock only upon resolution of the Board of Directors of the Company. Except as otherwise set forth in this Section 4, no dividends (other than Common Stock dividends in a transaction described in Section 3(e)(i)) shall be paid to the holders of the Common Stock or the Series 4 Class B Stock unless an equivalent dividend is concurrently paid to the holders of the Series 4 Class B Stock (on a as-converted to Common Stock basis); provided, that
                                                                  --------
this restriction
shall not apply to Permitted Repurchases. Notwithstanding the foregoing, no holder of Series 4 Class B Stock shall be entitled to receive in any distribution thereof to the holders of any other securities of the Company, including Common Stock: (i) any shares of SuperCede, Inc. or (ii) any consideration received by the Company in any of the following transactions with respect to SuperCede, Inc.; (1) the sale of all or substantially all of the assets of SuperCede, Inc., (2) the sale of a controlling interest in SuperCede, Inc. to a third party, or (3) the acquisition of SuperCede, Inc. by another entity by means of merger, consolidation or otherwise, in which the Company does not, immediately after such merger, consolidation or other transaction, retain stock representing a majority of the voting power of SuperCede, Inc.; "Permitted Repurchases" means the repurchase by the Company of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Company or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Company has the option to repurchase such shares.

                               ESCROW AGREEMENT

     This Escrow Agreement (this "AGREEMENT") is made and entered into as of September 11, 1997 (the "EFFECTIVE DATE"), by and among ASYMETRIX CORPORATION, a Washington corporation ("ASYMETRIX"), the persons and entities listed on Exhibit
                                                                         -------
A hereto (collectively, the "FORMER AIMTECH STOCKHOLDERS" and each individually,
-
a "FORMER AIMTECH STOCKHOLDER") who immediately prior to the closing and consummation of the Merger (as defined below) are the stockholders of AIMTECH CORPORATION, a Delaware corporation ("AIMTECH"), and COMMERCE BANK as Escrow Agent (the "ESCROW AGENT").

     A. Aimtech, Asymetrix and ASX Merger Corporation, a Delaware corporation ("SUB"), have entered into an Agreement and Plan of Reorganization (the "PLAN") dated as of June 24, 1997, pursuant to which Sub will merge with and into Aimtech in a reverse triangular merger, with Aimtech to be the surviving corporation (the "MERGER"). The capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given them in the Plan, a copy of which (without exhibits) is attached hereto as Exhibit C and incorporated
                                                  ---------
herein by this reference.

     B. Section 2.4 of the Plan provides that twenty percent (20%) of the total number of shares of Asymetrix Series 4 Class B Stock that are issued in the Merger to the Former Aimtech Stockholders in accordance with Section 2.1.1 of the Plan (the "ESCROW SHARES") shall be deducted and withheld from the shares of Asymetrix Series 4 Class B Stock to be issued to the Former Aimtech Stockholder Asymetrix in the Merger and shall be placed in an escrow account (the "ESCROW ACCOUNT") to secure certain indemnification obligations of the Former Aimtech Stockholders to Asymetrix and other Asymetrix Indemnified Persons (as defined in Section 11.2 of the Plan) under Section 11 of the Plan on the terms and conditions set forth herein. The Escrow Shares required to be deposited by each Former Aimtech Stockholder in the Escrow Account pursuant to this Agreement are shown on Exhibit A attached hereto.
                            ---------

     C. The parties hereto desire to establish the terms and conditions pursuant to which the Escrow Shares shall be deposited, held in, and disbursed from the Escrow Account.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.   ESCROW AND INDEMNIFICATION
               --------------------------

               (a)  Former Aimtech Stockholders; Damages.  As used herein, the
                    ------------------------------------
term "FORMER AIMTECH STOCKHOLDERS" shall have the meaning given to such term in
Section 1.5 of the Plan. As used herein, the term "DAMAGES" means "Damages" as defined in Section 11.2 of the Plan.

               (b)  Escrow of Shares.  Promptly after the Closing Date,
                    ----------------
Asymetrix or its transfer agent, if any, shall deposit the Escrow Shares to be deducted and withheld from the shares of Asymetrix Series 4 Class B Common Stock issued to the Former Aimtech Stockholders in the Merger with the Escrow Agent, accompanied by written notice making reference to this Agreement and identifying the shares so deposited as the Escrow Shares. The Escrow Agent shall hold the Escrow Shares in escrow as collateral for the indemnification obligations of the

Former Aimtech Stockholders under Section 11 of the Plan until the Escrow Agent is required to release such Escrow Shares pursuant to the terms of this Agreement. As used in this Agreement, the term "ESCROW SHARES" shall include all "ADDITIONAL ESCROW SHARES" as that term is defined in Section 2(b) of this Agreement and any securities of Asymetrix issuable upon conversion of such Escrow Shares and Additional Escrow Shares. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in escrow subject to the terms and conditions of this Agreement.

               (c)  Indemnification.  Asymetrix and the other Asymetrix
                    ---------------
Indemnified Persons are indemnified pursuant to the terms of Section 11.2 of the Plan (which terms are incorporated herein by reference) from and against any Damages, subject to the limitations set forth in Section 11 of the Plan and herein. The Escrow Shares shall be security for these indemnity obligations, subject to the limitations, and in the manner provided, in Section 11 of the Plan and in this Agreement. For purposes of this Agreement, references to Asymetrix in this Agreement shall include all other Asymetrix Indemnified Persons, as applicable.

          2.   DEPOSIT OF ESCROW SHARES; RELEASE FROM ESCROW.
               ---------------------------------------------

               (a)  Delivery of Escrow Shares.  On the Effective Date or as soon
                    -------------------------
thereafter as is reasonably practicable: (i) the Escrow Shares allocable to each Former Aimtech Stockholder as shown on Exhibit A (the "INITIAL ESCROW SHARES") shall be delivered by Asymetrix or Asymetrix's transfer agent, if any, to the Escrow Agent in the form of duly authorized stock certificates issued in the respective names of the holders thereof; and (ii) each of the Former Aimtech Stockholders shall deliver to the Escrow Agent two (2) duly endorsed stock powers in the form of Exhibit B attached hereto covering such Initial Escrow
                      ---------
Shares. Each Former Aimtech Stockholder will execute and deliver to the Escrow Agent such additional stock powers relating to the Escrow Shares as may be necessary, in the Escrow Agent's opinion, to carry out its responsibilities under this Agreement. In the event Asymetrix issues any Additional Escrow Shares (as defined below), Asymetrix shall or shall instruct its transfer agent, if any, to deliver such Additional Escrow Shares to the Escrow Agent, and each Former Aimtech Stockholder shall deliver endorsed stock powers for such Former Aimtech Stockholder's Additional Escrow Shares to the Escrow Agent, in the same manner as the Initial Escrow Shares and stock powers therefor were delivered to the Escrow Agent hereunder.

               (b)  Dividends, Voting and Rights of Ownership.  Except for
                    -----------------------------------------
dividends paid in shares of Asymetrix stock that are declared with respect to the Escrow Shares ("ADDITIONAL ESCROW SHARES"), any cash dividends, dividends payable in securities or other distributions of any kind made or paid in respect of the Escrow Shares shall be distributed currently by Asymetrix to each Former Aimtech Stockholder. The Former Aimtech Stockholder shall have the right to vote the Escrow Shares deposited in the Escrow Account for the account of such Former Aimtech Stockholder so long as such Escrow Shares are held in escrow, and Asymetrix shall take all reasonable steps necessary to allow the exercise of such rights. So long as the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and have not been canceled as provided herein, the Former Aimtech Stockholder shall retain and shall be able to exercise voting rights with respect to such Escrow Shares and all other incidents of ownership of said Escrow Shares that are not inconsistent with the terms and conditions of this Agreement.

               (c)  Distributions to Shareholders.  Upon the date on which is
                    -----------------------------
two years from the Effective Date (the "RELEASE DATE"), the Escrow Agent shall release from escrow to each Former Aimtech Stockholder the remaining number of such Former Aimtech Stockholder's Escrow Shares or the remaining amount of Escrow Consideration (as defined in Section 2(d)) of such Former Aimtech Stockholder. Notwithstanding the foregoing, if on the Release Date, a written notice of a Claim (a "NOTICE OF CLAIM") has been received by the Escrow Agent and the Former Aimtech Stockholders and the amount demanded therein has not been paid or has not been resolved pursuant to Section 4(b) (a "PENDING CLAIM"), the Escrow Agent shall hold in escrow an amount of Escrow Shares or Escrow Consideration necessary to pay the full amount specified in such Notice of Claim. After such Pending Claim has been resolved and paid, the Escrow Agent shall release from escrow to each Former Aimtech Stockholder the remaining number of such Former Aimtech Stockholder's Escrow Shares or the remaining amount of Escrow Consideration of such Former Aimtech Stockholder.

               (d)  Cash in Lieu of Escrow Shares.  At any time during the term
                    -----------------------------
of this Agreement, a Former Aimtech Stockholder shall be permitted to deposit cash in escrow and have released to such Former Aimtech Stockholder a number of Escrow Shares (the "CASH OUT SHARES") equal to the amount of cash so deposited divided by the Stated Value Per Share. The Cash Out Shares to be so released shall be released to the Former Aimtech Stockholder as provided in Section 2(e). Any cash deposited in escrow pursuant to this Section 2 is referred to herein as "ESCROW CONSIDERATION." Interest earned on the Escrow Consideration shall remain in escrow and the term "Escrow Consideration" shall be deemed to include any interest earned thereon. Any Escrow Consideration shall be held in a passbook savings account with the Escrow Agent.

               (e)  Release of Shares.  The Escrow Shares shall be held by the
                    -----------------
Escrow Agent until such Escrow Shares are required to be released pursuant to either Section 2(c) or 2(d) or when required under applicable provisions of
Section 4, and the Escrow Agent shall deliver to the Former Aimtech Stockholders or to Asymetrix, as applicable hereunder, the requisite number of Escrow Shares to be released on such applicable date as is called for by this Agreement. Such delivery shall be in the form of stock certificate(s) registered in the name of such Former Aimtech Stockholders or Asymetrix, as applicable hereunder. The Escrow Agent shall coordinate with Asymetrix or Asymetrix's transfer agent, if any, who shall cause such stock certificates to be registered in the appropriate names as determined by the Escrow Agent in accordance with this Agreement. Asymetrix shall give the Escrow Agent prompt written notice of the name and address of any new transfer agent for Asymetrix's Series 4 Class B Stock. Asymetrix and the Former Aimtech Stockholders undertake to deliver a prompt written notice to the Escrow Agent identifying the number of Escrow Shares to be released to the Former Aimtech Stockholders and/or Asymetrix, as applicable. Escrow Shares released to the Former Aimtech Stockholders shall be released to them in proportion to their respective interests as set forth in Exhibit A. The Escrow Agent shall use good faith efforts (with Asymetrix's assistance) to have such stock certificates in its possession no later than three (3) business days prior to the day on which the Escrow Agent is to deliver such certificates to the Former Aimtech Stockholders. Cash shall be paid in lieu of fractions of Escrow Shares in an amount equal to the applicable fraction of an Escrow Share multiplied by the Stated Value Per Share (as defined in the Plan) (such applicable price per share as adjusted to reflect any capital change of the type described in subsection 2.1.2 of the Plan, whether occurring prior to, at or after the Effective Time). Within five (5) business days after written request from a majority in interest of the Former Aimtech

Stockholders, Asymetrix shall submit to the Escrow Agent and the Former Aimtech Stockholders a certified schedule of the cash amounts payable for fractional shares (if any) and shall deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

               (f)  No Encumbrance.  No Escrow Shares or any beneficial interest
                    --------------
therin may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by a Former Aimtech Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Former Aimtech Stockholder, prior to the delivery to such Former Aimtech Stockholders of the Escrow Shares by the Escrow Agent. The Escrow Agent shall have no responsibility for determining or enforcing compliance with this Section 2(f), except that the Escrow Agent shall retain possession of the stock certificates evidencing the Escrow Shares as required by this Agreement.

               (g)  Power to Transfer Escrow Shares.  The Escrow Agent is hereby
                    -------------------------------
granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Asymetrix shall cooperate with the Escrow Agent in causing Asymetrix's transfer agent, if any, to promptly issue stock certificates to effect such transfers.

          3.   NOTICE OF CLAIM.
               ---------------

               (a) Each Notice of Claim by Asymetrix pursuant to the Plan, whether or not the Claim described in such Notice of Claim would be included in the Basket (as defined in the Plan), shall be in writing and shall contain the following information to the extent it is reasonably available to Asymetrix:

                    (1) Asymetrix's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages (which amount may, without limitation, include the amount of damages claimed by a third party plaintiff in an action brought against Asymetrix, or Aimtech, based on alleged facts, which if true, would give rise to Damages); and

                    (2) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Damages based on Asymetrix's good faith belief thereof, including, without limitation and if applicable, the identity and address of any third-party claimant (to the extent reasonably available to Asymetrix) and copies of any formal demand or complaint of any such third-party claimant.

               (b) The Escrow Agent shall not transfer any of the Escrow Shares held in the Escrow Account to Asymetrix pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 4 below.

          4.   RESOLUTION OF NOTICE OF CLAIM AND TRANSFER OF ESCROW SHARES. Any
               -----------------------------------------------------------
Notice of Claim received by the Former Aimtech Stockholders and the Escrow Agent pursuant to Section 3 above shall be resolved as follows:

               (a)  Uncontested Claims.  If, within 30 calendar days after the
                    ------------------
Notice of Claim containing a statement of claimed Damages is deemed to have been delivered by Asymetrix to the Former Aimtech Stockholders and the Escrow Agent pursuant to Section 7 hereof, a majority in interest of the former Aimtech Stockholders have not contested such Notice of Claim in writing to the Escrow Agent as provided in Section 4(b) and the Escrow Agent has not received written confirmation from Asymetrix that the Former Aimtech Stockholders have paid Asymetrix in full the amount demanded in such Notice of Claim, then the Escrow Agent shall: (i) immediately release from escrow and transfer to Asymetrix for cancellation that number of Escrow Shares having a value (determined pursuant to Section 4(d) hereof) equal to the amount of Damages specified in the Notice of Claim, which transferred and forfeited Escrow Shares shall be taken from and forfeited by each of the Former Aimtech Stockholders in proportion to their respective percentage interest in the Escrow Shares as set forth on Exhibit A, provided, however, that any claim under paragraph (b) of subsection 11.2.1 of the Plan shall be made only against the Former Aimtech Stockholder whose failure to have such good, valid and marketable title gave rise to such Damages, and not against any other person; and (ii) notify the Former Aimtech Stockholders in writing of such transfer of Escrow Shares (or, if applicable, Escrow Consideration as provided in the following sentence) as promptly as reasonably practicable. Notwithstanding the foregoing, in the event a Former Aimtech Stockholder has deposited cash in escrow pursuant to Section 2(d), the Escrow Agent shall first satisfy the Former Aimtech Stockholder's portion of the amount of any Claim by withdrawing from escrow and paying to Asymetrix an amount of Escrow Consideration equal to the Stated Value Per Share multiplied by the number of Escrow Shares which would otherwise be required to be released pursuant to the provisions hereof. Any amounts remaining to be paid after such Escrow Consideration has been exhausted shall be satisfied from the Escrow Shares.

               (b)  Contested Claims.  In the event that a majority in interest
                    ----------------
of the Former Aimtech Stockholders deliver written notice contesting all, or a portion of, a Notice of Claim to Asymetrix and the Escrow Agent (a "CONTESTED CLAIM") and such written notice is deemed, under the provisions of Section 7 hereof, to have been delivered to Asymetrix and the Escrow Agent within the 30-day period described in Section 4(a) above, then such Contested Claim shall be resolved prior to the expiration of the Escrow Period by either (i) a written settlement agreement executed by Asymetrix and a majority in interest of the Former Aimtech Stockholders or (ii) in the absence of such a written settlement agreement, by binding arbitration as provided herein. Any portion of the Notice of Claim that is not contested shall be resolved as an uncontested claim as set forth in Section 4(a) above. The final decision of the arbitrator shall be furnished to the Escrow Agent, the Former Aimtech Stockholders and Asymetrix in writing and shall constitute a conclusive determination of the issues in question, binding upon the Former Aimtech Stockholders and Asymetrix and shall include an affirmative statement to such effect. After notice that the Notice of Claim is contested by a majority in interest of the Former Aimtech Stockholders, the Escrow Agent shall continue to hold Escrow Shares and the Escrow Consideration in the Escrow Account until the Escrow Shares and the Escrow Consideration are required to be released under the terms of this Agreement.

                    (1)  Arbitration.  Any Contested Claim shall be settled by
                         -----------
binding arbitration in Chicago, Illinois, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                    (2)  Compensation of Arbitrator.  Any such arbitration shall
                         --------------------------
be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                    (3)  Selection of Arbitrator.  The American Arbitration
                         -----------------------
Association shall have the authority to select an arbitrator from a list of arbitrators who are lawyers experienced in the representation of software companies; provided, however, that such arbitrator cannot be the current or
           --------  -------
former legal counsel to any interested party; and provided further that
                                                  -------- -------
Asymetrix and a majority in interest of the Former Aimtech Stockholders shall each have the opportunity to promptly make such reasonable objection to up to two (2) of the arbitrators listed as such party may wish and that the American Arbitration Association shall select the arbitrator from the list of arbitrators as to whom neither Asymetrix nor a majority in interest of the Former Aimtech Stockholders makes any such objection. Neither Asymetrix nor the Former Aimtech Stockholders may object to any arbitrator for the purpose of delaying the arbitration. In the event that the foregoing procedure is not followed, Asymetrix, on the one hand, and a majority in interest of the Former Aimtech Stockholders, on the other hand, shall each choose one (1) person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest or relationship with any interested party), and the two persons so selected shall select from the list provided by the American Arbitration Association the person who shall act as the arbitrator.

                    (4)  Payment of Costs.  Asymetrix and the Former Aimtech
                         ----------------
Stockholders shall bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

                    (5)  Burden of Proof.  For any Claim submitted to
                         ---------------
arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding governed by Washington law exclusively.

                    (6)  Award.  Upon the conclusion of any arbitration
                         -----
proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and shall deliver such documents to each party to this Agreement along with a signed copy of the award.

                    (7)  Timing.  A majority in interest of the Former Aimtech
                         ------
Stockholders, Asymetrix and the arbitrator shall conclude each arbitration pursuant to this Section 4 promptly and shall use its best efforts to conclude each arbitration prior to the second anniversary of the Closing Date (as defined in the Plan).

                    (8)  Terms of Arbitration.  The arbitrator chosen in
                         --------------------
accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or the Plan.

                    (9)  Exclusive Remedy.  Except as specifically otherwise
                         ----------------
provided in this Agreement or the Plan, arbitration shall be the sole and exclusive remedy of the parties for any Claim made pursuant to Section 11 of the Plan and this Agreement.

                    (10) Release of Escrow Shares or Escrow Consideration
                         ------------------------------------------------
Pursuant to Arbitration Award. Upon the arbitrator's issuance of a final award
-----------------------------
in such arbitration, the arbitrator shall immediately deliver a copy of such final award to the Former Aimtech Stockholders, Asymetrix and the Escrow Agent. Upon its receipt of a copy of the final arbitration award, the Escrow Agent shall first permit the Former Aimtech Stockholders, at the Former Aimtech Stockholders' option, the opportunity to pay such award to Asymetrix in full in cash within forty-five (45) days after the Escrow Agent's receipt of a copy of such final arbitration award (but in no event later than expiration of the Escrow Period), and if the Escrow Agent does not receive written confirmation from Asymetrix that such award has been paid in full in cash to Asymetrix prior to the expiration of such forty-five (45) day period and the expiration of the Escrow Period, then the Escrow Agent will (i) immediately release from escrow and transfer to Asymetrix for cancellation that number of Escrow Shares having a value (determined pursuant to Section 4(d) hereof) equal to the amount of Damages (if any) awarded by such final arbitration award, which transferred and forfeited Escrow Shares shall be taken from each of the Former Aimtech Stockholders in proportion to their respective percentage interest in the Escrow Shares as set forth on Exhibit A, provided, however, that any claim under paragraph (b) of subsection 11.2.1 of the Plan shall be made only against the Former Aimtech Stockholder whose failure to have such good, valid and marketable title gave rise to such Damages, and not against any other person, and (ii) notify the Former Aimtech Stockholders in writing of such transfer of Escrow Shares (or, if applicable, Escrow Consideration as provided in the following sentence) as promptly as reasonably practicable. Notwithstanding the foregoing, in the event a Former Aimtech Stockholder has deposited cash in escrow pursuant to Section 2(d), the Escrow Agent shall first satisfy the Former Aimtech Stockholder's portion of the amount of any Claim by withdrawing from escrow and paying to Asymetrix an amount of Escrow Consideration equal to the Stated Value Per Share multiplied by the number of Escrow Shares which would otherwise be required to be released pursuant to the provisions hereof. Any amounts remaining to be paid after such Escrow Consideration has been exhausted shall be satisfied from the Escrow Shares.

               (c)  Settled Claims.  If a Claim (including a Contested Claim is
                    --------------
settled by a written settlement agreement executed by a majority in interest of the Former Aimtech Stockholders and Asymetrix, then a majority in interest of the Former Aimtech Stockholders and Asymetrix shall promptly deliver such executed settlement agreement to the Escrow Agent together with written instructions executed by both Asymetrix and a majority in interest of the Former Aimtech Stockholders to the Escrow Agent ("SETTLEMENT INSTRUCTIONS") which shall, in accordance with and subject to the terms of the written settlement agreement, instruct the Escrow Agent either: (i) to release a stated number of Escrow Shares or amount of Escrow Consideration to Asymetrix pursuant to such settlement agreement; and/or (ii) that no action need be taken by the Escrow Agent with respect to such Claim. Upon its receipt of such settlement agreement and Settlement Instructions instructing the Escrow Agent to release Escrow Shares or Escrow Consideration to Asymetrix, the Escrow Agent shall (i) immediately release from escrow and transfer to Asymetrix for cancellation that number of Escrow Shares or amount of Escrow Consideration that Asymetrix and a majority in interest of the Former Aimtech Stockholders have agreed shall be transferred and forfeited or paid by the Former Aimtech Stockholders in such written settlement agreement and Settlement Instructions, which transferred and forfeited Escrow Shares shall be taken from each of the Former Aimtech Stockholders in proportion to their respective percentage interests in the Escrow Shares as set forth on Exhibit A or from the Former Aimtech Stockholder's Escrow Consideration as specified in the Settlement

Instructions, provided, however, that any claim under paragraph (b) of Subsection 11.2.1 of the Plan shall be made only against the Former Aimtech Stockholder whose failure to have such good, valid and marketable title gave rise to such Damages, and not against any other person; and (ii) notify the Former Aimtech Stockholders in writing of such transfer of Escrow Shares or Escrow Consideration as promptly as reasonably practicable.

               (d)  Determination of Amount of Claims.  Any amount of Damages
                    ---------------------------------
owed to Asymetrix hereunder, determined pursuant to Section 4(a), 4(b) or 4(c) above, and not paid in cash by the Former Aimtech Stockholders in accordance with the above provisions of this Section 4, shall be immediately payable to Asymetrix out of the Escrow Shares then held by the Escrow Agent, and shall be forfeited and taken from the Former Aimtech Stockholders in proportion to their respective percentage interest in the Escrow Shares as set forth on Exhibit A, provided, however, that any claim under paragraph (b) of subsection 11.2.1 of the Plan shall be made only against the Former Aimtech Stockholder whose failure to have such good, valid and marketable title gave rise to such Damages, and not against any other person. For purposes of this Agreement, Escrow Shares shall be deemed to have a per share value equal to the Stated Value Per Share (as that term is defined in the Plan) (such price per share to be equitably adjusted to reflect any capital change of the type described in subsection 2.1.2 of the Plan but not to be affected by the conversion of the Escrow Shares into Common Stock of Asymetrix, whether occurring at or after the Effective Date). Thus, the number of Escrow Shares to be released from escrow and transferred to Asymetrix in satisfaction of a Claim for Damages (whether an Uncontested Claim, a Contested Claim or a Settled Claim) and not paid in cash as provided above shall be the amount of such Damages divided by the Stated Value Per Share (such price per share to be equitably adjusted to reflect any capital change of the type described in subsection 2.1.2 of the Plan but not to be affected by the conversion of the Escrow Shares into Common Stock of Asymetrix, whether occurring prior to, at or after the Effective Date). In the event the Escrow Agent intends to satisfy all or a portion of a Claim for Damages (whether an Uncontested Claim, a Contested Claim or a Settled Claim) by paying cash from the Escrow Consideration in lieu of releasing Escrow Shares from Escrow and transferring such Escrow Shares to Asymetrix, the amount of Escrow Consideration to be paid in lieu of Escrow Shares shall equal the Stated Value Per Share multiplied by the number of Escrow Shares otherwise required to be released from escrow and transferred to Asymetrix. Asymetrix shall promptly give the Escrow Agent and the Former Aimtech Stockholders notice of the occurrence of any capital change described in subsection 2.1.2 of the Plan or of any automatic conversion of the Escrow Shares and the impact thereof, if any, on such price per share of Escrow Shares referred to above.

               (e)  No Exhaustion of Remedies.  Asymetrix need not exhaust any
                    -------------------------
other remedies that may be available to it but may proceed directly in accordance with the provisions of this Agreement. Asymetrix may institute Claims against the Escrow Shares or Escrow Consideration and in satisfaction thereof may recover Escrow Shares or Escrow Consideration, in accordance with the terms of this Agreement, without making any other Claims directly against the Former Aimtech Stockholders and without rescinding or attempting to rescind the transactions consummated pursuant to the Plan. The assertion of any single Claim for indemnification hereunder shall not bar Asymetrix from asserting any other Claims hereunder.

          5.   LIMITATION OF ESCROW AGENT'S LIABILITY.
               --------------------------------------

               (a) The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the implied duty of good faith and fair dealing.

               (b) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent shall have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign so a successor can be appointed pursuant to Section 10 hereof; (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves; or
(iii) give written notice to the other parties that it has received conflicting instructions from Asymetrix and a majority in interest of the Former Aimtech Stockholders and is refraining from taking action until it receives instructions consented to in writing by both Asymetrix and a majority in interest of the Former Aimtech Stockholders. In the event an interpleader suit as described in clause (ii) above is brought, the Escrow Agent shall thereby be fully released and discharged from all further obligations imposed upon it under this Agreement with respect to the matters that are the subject of such interpleader suit, and Asymetrix shall pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 5 (such costs, fees and expenses shall be treated as extraordinary fees and expenses for the purposes of
Section 9 hereof). Asymetrix shall be entitled to reimbursement from the Former Aimtech Stockholders of any extraordinary fees and expenses of Escrow Agent in the event Asymetrix prevails in such dispute pursuant to Section 9 hereof.

               (c) Each party to this Agreement other than the Escrow Agent (each an "INDEMNIFYING PARTY" and together the "INDEMNIFYING PARTIES"), hereby jointly and severally covenants and agrees to reimburse, indemnify and hold harmless Escrow Agent, the Escrow Agent's officers, directors, employees, counsel and agents (severally and collectively, "ESCROW AGENT"), from and against any loss, damage, liability or loss suffered, incurred by, or asserted against Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon, any act or omission by Escrow Agent (not involving gross negligence or willful misconduct on Escrow Agent's part) relating in any way to this Agreement or the Escrow Agent's services hereunder. The aggregate liability of the Former Aimtech Stockholders to the Escrow Agent under this indemnity shall be limited to the Escrow Shares then in escrow hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any Indemnifying Party who reimburses or indemnifies the Escrow Agent pursuant to this Section 5(c) shall have a right to seek contribution from any and all other Indemnifying Parties according to their relative fault.

               (d) Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that if there exists a
                                     --------  -------
conflict of interest that would make it inappropriate, in the sole discretion of the Escrow Agent, for the same counsel to represent both Escrow Agent and the Indemnifying Parties, Escrow Agent's retention of separate counsel shall be reimbursable as hereinabove provided. Escrow Agent's right to indemnification hereunder shall survive Escrow Agent's resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

               (e) The Escrow Agent shall notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against Escrow Agent, or any action commenced against Escrow Agent, for which indemnification is required under Section 5(c), within ten (10) days after Escrow Agent's receipt of written notice of such claim. The Indemnifying Parties will be relieved of their indemnification obligations under this Section 5 if Escrow Agent fails to timely give such notice and such failure adversely affects the Indemnifying Parties' ability to defend such claim. However, Escrow Agent's failure to so notify each Indemnifying Party shall not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this Section 5.

               (f) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys and shall be entitled to consult with its counsel, including in-house counsel, as to any questions or matters arising hereunder and the reasonable, good faith written opinion of such counsel shall be full and complete authorization and protection to Escrow Agent in respect of any act or omission by Escrow Agent undertaken in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall have no liability for the conduct of any outside attorneys, accountants or other similar professionals it retains. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of Washington.

          6.   NOTICES.  Any notice or other communication required or permitted
               -------
to be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, upon receipt if delivered by confirmed facsimile or by national recognized courier service to the following addresses:

If to the Escrow Agent:
-----------------------

                         Facsimile:
                         Attention:

If to Asymetrix:         Asymetrix Corporation
---------------
                         110 110th Avenue NE, Suite 700
                         Bellevue, WA  98004
                         Facsimile:  (206) 637-1540
                         Attention:  General Counsel

With a copy to:               Mark C. Stevens, Esq.
--------------
                              Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, California 94306
                              Facsimile:  (415) 857-0361

If to a Former Aimtech
Stockholder          :        To the address specified on Exhibit D herein.
----------------------                                    ---------

or to such other address as Asymetrix, the Former Aimtech Stockholders or the Escrow Agent, as the case may be, designates in a writing delivered to each of the other parties hereto in accordance with this Section 6.

          7.   GENERAL.
               -------

               (a)  Governing Law; Assigns.  The internal laws of the State of
                    ----------------------
Washington (respective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

               (b)  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

               (c)  Entire Agreement.  This Agreement and the exhibits hereto
                    ----------------
constitute entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

               (d)  Waivers.  No waiver by any party hereto of any condition or
                    -------
of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

               (e)  Tax Identification Numbers.  If applicable, each party
                    --------------------------
hereto the Former Aimtech Stockholders), other than the Escrow Agent, shall provide the Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service or Social Security Number prior to the execution of this Agreement.

          8.   COMPENSATION AND EXPENSES OF ESCROW AGENT.  All fees and expenses
               -----------------------------------------
of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder shall be paid by Asymetrix upon receipt of a written invoice by Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses (including the fees or expenses of outside counsel to the Escrow Agent) incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a Notice of Claim, shall be paid by Asymetrix upon receipt of a written invoice by Escrow Agent; provided, however,
                                                             --------  -------
that notwithstanding the foregoing, the Former Aimtech Stockholders shall be liable for any extraordinary fees and expenses of the Escrow Agent arising in connection with a dispute hereunder, in the event Asymetrix prevails in such dispute up to the value of the Escrow Shares. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

          9.   SUCCESSOR ESCROW AGENT.  In the event the Escrow Agent becomes
               ----------------------
unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than thirty (30) days following such notice date of when such resignation shall take effect. Asymetrix shall designate a successor Escrow Agent prior to the expiration of such thirty (30) day period by giving written notice to the escrow agent and the Former Aimtech Stockholders. Asymetrix may appoint a successor Escrow Agent without the consent of the Former Aimtech Stockholders so long as such successor is a bank which, together with its parent, has assets of at least $50 million, and may appoint any other successor Escrow Agent with the consent of a majority in interest of the Former Aimtech Stockholders, which shall not be unreasonably withheld. If no successor escrow agent is named by Asymetrix, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The Escrow Agent shall promptly transfer the Escrow Shares to such designated successor.

          10.  LIMITATION OF RESPONSIBILITY.  The Escrow Agent's duties are
               ----------------------------
limited to those set forth in this Agreement, and Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including without limitation the Plan. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of Washington. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto. In no event shall the Escrow Agent have any duty or obligation to determine or enforce compliance with the requirements of any agreement or instrument other than this Agreement (including without limitation the Plan).

          11.  FORCE MAJEURE.  Neither Asymetrix nor the Former Aimtech
               -------------
Stockholders or Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          12.  REPRODUCTION OF DOCUMENTS.  This Agreement and all documents
               -------------------------
relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

          13.  AMENDMENT.  This Agreement may be amended by the written
               ---------
agreement of Asymetrix, the Escrow Agent and a majority in interest of the Former Aimtech Stockholders, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Asymetrix and a majority in interest of the Former Aimtech Stockholders, the Escrow Agent shall resign and Asymetrix shall appoint a successor Escrow Agent in accordance with Section 9 above. No amendment of the Plan shall increase Escrow Agent's responsibilities or liability hereunder without Escrow Agent's written agreement.

          14.  TERMS DEFINED IN PLAN.  The capitalized terms used in this
               ---------------------
Agreement but not defined herein are defined in the Plan are set forth in the Plan, a copy of which is attached hereto as Exhibit C.
                                            ---------

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


ASYMETRIX CORPORATION

By:________________________________
Title:_____________________________


ESCROW AGENT


By:________________________________
     Authorized Signatory


                     [SIGNATURE PAGE TO ESCROW AGREEMENT]

                              September 11, 1997




Aimtech Corporation
20 Trafalgar Square, Suite 300
Nashua, NH 03063

Ladies and Gentlemen:

     We have acted as counsel to Asymetrix Corporation, a Washington corporation ("ASYMETRIX") in connection with the Amended and Restated Agreement and Plan of Reorganization, made effective as of June 24, 1997, by and among Asymetrix, ASX Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Asymetrix ("MERGER SUB"), and Aimtech Corporation, a Delaware corporation ("AIMTECH"), such agreement, together with all Exhibits and Schedules thereto, being referred to as the "REORGANIZATION AGREEMENT." Pursuant to the Reorganization Agreement, upon the Effective Time (as defined in the Reorganization Agreement) Aimtech will merge with and into Merger Sub (the "MERGER"). This opinion is being delivered pursuant to Section 8.5 of the Reorganization Agreement. Unless otherwise indicated, all capitalized terms used herein have the meanings given to those terms in the Reorganization Agreement.

     In order to render this opinion we have examined the documents described on Attachment A to this letter. We have not examined any documents other than those described on Attachment A hereto nor have we made any independent factual investigation. We have examined such matters of law as we have deemed necessary. We have not caused the search of any docket of any court, tribunal, agency or, except as listed on Attachment A hereto, similar authority or any other record of any governmental agency or third party.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any agreements reviewed by us, the legal competence or capacity of all natural persons executing the same, and (except with respect to due execution and delivery of the Reorganization Agreement and the Asymetrix Ancillary Agreements by Asymetrix and Merger Sub) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon
(a) our examination of the documents referred to on Attachment A hereto and our actual knowledge, and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to on Attachment A hereto, (b) the representations and warranties of the parties to the Reorganization Agreement as set forth

Aimtech Corporation
September 11, 1997
Page 2

therein, and (c) the representations and warranties made by representatives of Asymetrix and Merger Sub to us in the Management Certificate described on Attachment A hereto. We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
                                            -------
facts that would lead us to believe that any of the opinions expressed herein are not accurate.

     As used in this opinion, the phrases "our actual knowledge," "we are not aware" or "to our knowledge" refer only to the actual knowledge of the attorneys currently in this firm who have rendered legal services to Asymetrix or Merger Sub and mean that such attorneys have not been informed by Asymetrix or Merger Sub that the matters stated are factually incorrect. We have made no investigation of such matters other than our examination of documents referred to on Attachment A hereto. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Asymetrix or Merger Sub.

     For the purposes of this opinion, we have also assumed that: (a) each party (other than Asymetrix and Merger Sub) has all requisite power and authority, and has taken any and all corporate or other action necessary, for the due authorization by such party of the execution, delivery and performance by such party of the Reorganization Agreement and each Aimtech Ancillary Agreement to which it is a party and the performance by it of all of its respective obligations thereunder; (b) Aimtech has fully performed all the obligations which it is to perform at or before the Effective Time; (c) all the representations and warranties made by each party other than Asymetrix or Merger Sub in, or pursuant to, the Reorganization Agreement and each Aimtech Ancillary Agreement are true and complete in all material respects; and (d) each of the Reorganization Agreement and each Aimtech Ancillary Agreement is duly enforceable in accordance with its terms against, and constitutes the legal, valid and binding obligations of, the respective parties thereto other than Asymetrix or Merger Sub.

     This opinion is qualified by, and is subject to, and we render no opinion with respect to, the limitations and exceptions to the enforceability of contracts and obligations generally, including, without limitation:

          (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally;

          (b) the effect of principles of public policy, general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness and unconscionability and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

          (c) the effect of Section 1670.5 of the California Civil Code and of California court decisions indicating that certain covenants and provisions of agreements are unenforceable where (I) the breach of such covenants or provisions imposes restrictions

Aimtech Corporation
September 11, 1997
Page 3

     or burdens upon the other party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the party seeding to enforce such provisions or (ii) the enforcement of such covenants or provisions under the circumstances would violate the implied covenant of good faith and fair dealing.

     We render no opinion with respect to: (a) compliance or noncompliance with antifraud provisions of applicable state and federal statutes, rules and regulations concerning the issuance and sale of securities; (b) as to the tax consequences of the Merger under applicable federal, state and local tax laws and regulations, (c) the enforceability of the voting provisions contained in the Voting Agreement; and (d) the non-competition covenant contained in the Employment Agreement.

     In rendering the opinion expressed in paragraph 1 below regarding the good standing of Asymetrix and Merger Sub, we have relied solely on the certification of Asymetrix and Merger Sub's good standing set forth in the Certificates of Good Standing described on Attachment A hereto.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California, the Delaware General Corporation Law as in effect on the date hereof (without reference to case law or secondary sources) and the existing federal laws of the United States of America. Special rulings of such authorities or opinions of other counsel have not been sought or obtained. Our opinion is limited to such California and United States statutes, laws, rules or regulations and provisions of the Delaware General Corporation Law as in our experience are of general application to transactions of the sort contemplated by the Reorganization Agreement and we express no opinion as to the laws of any other state. With respect to matters of Washington State law, we refer you to the opinion of Steven Esau, general counsel to Asymetrix, dated as of the date hereof and attached hereto as Attachment B.
                   ------------

     We also call your attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth some assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard by practice for lawyers in California.

     Based upon the foregoing, subject to the assumptions and qualifications referred to herein and except as may be otherwise set forth in the Reorganization Agreement, the Exhibits thereto, the Asymetrix Schedule of Exceptions and the Asymetrix Ancillary Agreements and the respective Exhibits and Schedules thereto, as applicable, it is our opinion that as of immediately prior to the Closing on the date hereof:

          l. Asymetrix is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Aimtech Corporation
September 11, 1997
Page 4

          2. Each of Asymetrix and Merger Sub had the requisite corporate right, power and authority to enter into, execute and deliver the Reorganization Agreement and each Asymetrix Ancillary Agreement to which it is a party and to perform the transactions contemplated thereby. All corporate action required to be taken by or on the part of Asymetrix and Merger Sub to authorize Asymetrix or Merger Sub, as the case may be, to enter into, execute and deliver the Reorganization Agreement and each Asymetrix Ancillary Agreement to which it is a party has been duly and validly taken.

          3. No government consents, approvals, authorizations, registrations, declarations or filings are required to be obtained by Asymetrix or Merger Sub for the execution, delivery or performance by Asymetrix or Merger Sub of the Reorganization Agreement or the Asymetrix Ancillary Agreements to which it is a party, except such as have been obtained or made, except for (a) the filing of a Form D with respect to the issuance of the Merger Shares in the Merger, (b) filings made under applicable securities laws of the various states of the United States and (c) the filing of the Agreement of Merger with the Delaware Secretary of State.

          4. The Reorganization Agreement and each Asymetrix Ancillary Agreement to which Asymetrix or Merger Sub is a party have been duly authorized, executed and delivered by Asymetrix or Merger Sub, as applicable, and are valid and binding obligations of Asymetrix or Merger Sub, as applicable, enforceable against Asymetrix or Merger Sub, as applicable, in accordance with their respective terms.

          5. The authorized capital stock of Asymetrix consists of 40,000,000 shares of Asymetrix Common Stock, $0.01 par value, 8,803,558 shares of which are outstanding, and 5,000,000 shares of Class B Stock, $0.001 par value, 50,000 shares of which are designated as Series 1 Class B Stock, of which 37,500 shares are outstanding, and of which 388,395 shares are designated as Series A Stock, all of which are outstanding, and of which 388,395 shares are designated as Series B Stock, all of which are outstanding, and 2,250,000 of which are designated as Series 4 Class B Stock, of which 200,000 shares are outstanding. To our knowledge, options to purchase 3,981,529 shares of Asymetrix Common Stock and 19,431 shares of Series 4 Class B Stock are outstanding on the date hereof. The authorized capital stock of Merger Sub consists of one share of Common Stock, which share is outstanding.

          6. The shares of Asymetrix Series 4 Class B Stock that are issuable upon, and in exchange for, the outstanding shares of Aimtech Common Stock in the Merger, when so issued in accordance with the terms and conditions of the Reorganization Agreement, will be duly and validly issued, fully paid and non-assessable.

          7. Neither the execution nor the delivery by each of Asymetrix or Merger Sub of the Reorganization Agreement or any Asymetrix Ancillary Agreement to which it is a party, nor the consummation of the transactions provided for therein, is in conflict with any provision of: (a) the Articles of Incorporation or Bylaws of Asymetrix or the Certificate of Incorporation or Bylaws of Merger Sub, as currently in effect or (b) to our knowledge, any

Aimtech Corporation
September 11, 1997
Page 5

judgment, order or decree of any court or arbitrator to which Asymetrix or Merger Sub is a party or is subject.

     In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to other matters. This opinion is intended solely for Aimtech's use for the purpose of the above transaction, and is not to be made available to, or relied upon for any other purpose, or by any other person or entity, without our prior written consent. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not they would affect or modify the opinions expressed herein.

                                             Very truly yours,

                                 ATTACHMENT A

                              DOCUMENTS REVIEWED

(1)  The Reorganization Agreement.

(2) Registration Rights Agreement dated as of the date hereof between Asymetrix and the persons and entities listed on Exhibit A thereto

(3) The Voting Agreement dated as of the date hereof between Asymetrix and Paul Allen.

(4) Escrow Agreement dated as of the date hereof between Asymetrix and the Escrow Agent.

(5) Employment Agreement effective as of September 11, 1997 between Asymetrix and Leo Lucas.

(6) A copy of Asymetrix's Articles of Incorporation, certified by the Washington Secretary of State on September 9, 1997.

(7) A copy of Merger Sub's Certificate of Incorporation, certified by the Delaware Secretary of State on June 24, 1997.

(8) A copy of the By-Laws of each of Asymetrix and Merger Sub, certified by the Secretary of Asymetrix or Merger Sub, as applicable, on the date hereof.

(9) Action by Unanimous Written Consent of the Board of Directors of Asymetrix dated as of June 24, 1997.

(10) Action by Unanimous Written Consent of the Board of Directors of Merger Sub and of the sole stockholder of Merger Sub dated as of June 24, 1997.

(11) A Management Certificate with respect to Asymetrix and Merger Sub addressed to us and dated as of the date hereof and executed by Asymetrix and Merger Sub (the "MANAGEMENT CERTIFICATE"), a copy of which is attached hereto as Attachment A.

(12) Certificate of Secretary of Asymetrix dated as of the date hereof.

(13) Certificate of Secretary of Merger Sub dated as of the date hereof.

(14) A Certificate of Good Standing regarding Merger Sub issued by the Delaware Secretary of State, dated September 9, 1997 together with the certificate referred to in item (15), the "CERTIFICATES OF GOOD STANDING"

(15) A Certificate of Good Standing regarding Asymetrix issued by the Secretary State of the State of Washington, dated September 9, 1997.

(16) A copy of the shareholder and option holder list of Asymetrix dated as of September 11, 1997 provided to us by Asymetrix.

(17) Certificates of Good Standing and bring-down telegrams of good standing, each regarding Asymetrix, dated as of September 11, 1997, September 11, 1997, September 9, 1997, September 9, 1997 and September 9, 1997 (respectively), issued by the States of California, New York, New Hampshire, Texas and Virginia.

September 11, 1997

Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA  94306

Ladies and Gentlemen:

     This opinion refers to the Amended and Restated Agreement and Plan of Reorganization, made effective as of June 24, 1997, by and among Asymetrix Corporation, a Washington corporation ("ASYMETRIX"), ASX Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Asymetrix ("MERGER SUB"), and Aimtech Corporation, a Delaware corporation (the "AIMTECH"), such agreement, together with all Exhibits and Schedules thereto, being referred to as the "REORGANIZATION AGREEMENT." Pursuant to the Reorganization Agreement, upon the Effective Time (as defined in the Reorganization Agreement) Merger Sub will merge with and into Aimtech (the "MERGER"). Unless otherwise indicated, all capitalized terms used herein have the meanings given to those terms in the Reorganization Agreement.

     In order to render this opinion I have examined the documents described on Attachment A to this letter. I have not examined any documents other than those
------------
described on Attachment A or made any independent factual investigation. I have
             ------------
examined such matters of law as I have deemed necessary. I have not caused the search of any docket of any court, tribunal, agency or, except as listed on Attachment A, similar authority or any other record of any governmental agency
------------
or third party.

     In my examination of documents for purposes of this opinion, I have assumed (to the extent that I do not have actual knowledge of), and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted as originals, the conformity to originals of all documents submitted as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any agreements reviewed by me, the legal competence or capacity of all natural persons executing the same, and (except with respect to due execution and delivery of the Reorganization Agreement by Asymetrix) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, I have relied solely upon my examination of the documents referred to on Attachment A and my actual
                                               ------------
knowledge, and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to on Attachment A, and (b) the representations and warranties of the
               ------------
parties to the Reorganization Agreement as set forth therein. I have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other factual matters; however, I am not aware of
         -------

Fenwick & West LLP
September 11, 1997
Page 2


any facts that would lead me to believe that any of the opinions expressed herein are not accurate.

     As used in this opinion, the phrases "my actual knowledge," "I am not aware", "to my knowledge," or "known to me" refer only to my actual knowledge and I have made no investigation of such matters other than my examination of documents referred to on Attachment A. No inference as to my knowledge of any
                         ------------
matters bearing on the accuracy of any such statement should be drawn from the fact of my representation of Asymetrix.

     For the purposes of this opinion, I have also assumed that: (a) each party (other than Asymetrix) has all requisite power and authority, and has taken any and all corporate or other action necessary, for the due authorization by such party of the execution, delivery and performance by it of the Reorganization Agreement and each Aimtech Ancillary Agreement to which it is a party and the performance by it of all its obligations thereunder; (b) Aimtech has fully performed all the other obligations which it is to perform at or before the Effective Time; (c) all the representations and warranties made by any party other than Asymetrix or Merger Sub in, or pursuant to, the Reorganization Agreement and each Aimtech Ancillary Agreement are true and complete in all material respects; and (d) the Reorganization Agreement and each Aimtech Ancillary Agreement is duly enforceable in accordance with its terms against, and constitutes the legal, valid and binding obligations of, the parties thereto other than Asymetrix or Merger Sub.

     This opinion is qualified by, and is subject to, and I render no opinion with respect to, the limitations and exceptions to the enforceability of contracts and obligations generally, including, without limitation:

          (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally;

          (b) the effect of principles of public policy, general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness and unconscionability and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

     I render no opinion with respect to: (a) compliance or noncompliance with provisions of applicable state and federal statutes, rules and regulations concerning the issuance and sale of securities; (b) as to the tax consequences of the Merger under applicable federal, state and local income tax laws and regulations, (c) the enforceability of the voting provisions contained in the Voting Agreement; and (d) the non-competition covenant contained in the Employment Agreement.

     I am admitted to practice law in the State of Washington, and I express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of Washington and the existing federal laws of the United States of America. Special rulings of such authorities or opinions of other counsel have not been sought or obtained.

Fenwick & West LLP
September 11, 1997
Page 3


My opinion is limited to such Washington and United States statutes, laws, rules or regulations as in my experience are of general application to transactions of the sort contemplated by the Reorganization Agreement.

     Based upon the foregoing, subject to the assumptions and qualifications referred to herein and except as may be otherwise set forth in the Reorganization Agreement, the Exhibits thereto, the Asymetrix Schedule of Exceptions, or the Asymetrix Ancillary Agreements, it is my opinion that as of immediately prior to the Closing on the date hereof:

          1. Asymetrix had the requisite corporate right, power and authority to enter into, execute and deliver the Reorganization Agreement and each Asymetrix Ancillary Agreement to which it is a party. All corporate action required to be taken by or on the part of Asymetrix to authorize Asymetrix to enter into, execute and deliver the Reorganization Agreement and each Asymetrix Ancillary Agreement to which it is a party has been duly and validly taken.

          2. No consents, approvals, authorizations, registrations, declarations or filings by or with the State of Washington are required to be obtained by Asymetrix for the execution, delivery or performance by Asymetrix of the Reorganization Agreement or the Asymetrix Ancillary Agreements to which it is a party, except such as have been obtained or made, except for the filing of a Form D with respect to the issuance of the Merger Shares in the Merger and except for filings made under applicable securities laws.

          3. The Reorganization Agreement and each Asymetrix Ancillary Agreement to which Asymetrix is a party have been duly authorized, executed and delivered by Asymetrix, are valid and binding obligations of Asymetrix, enforceable against Asymetrix in accordance with their respective terms.

          4. The authorized capital stock of Asymetrix consists of 40,000,000 shares of Asymetrix Common Stock, $0.01 par value, 8,080,555 of which are outstanding, and 5,000,000 shares of Class B Stock, $0.01 par value, of which 50,000 shares are designated as Series 1 Class B Stock, of which 37,500 shares are outstanding, and 388,395 are designated as Series A Stock, all of which are outstanding, 388,395 are designated as Series B Stock, all of which are outstanding, and 2,500,000 of which are designated as Series 4 Class B Stock, 200,000 of which are outstanding.

          6. The shares of Asymetrix Series 4 Class B Stock that are issuable upon, and in exchange for, the outstanding shares of Aimtech Common Stock in the Merger, when so issued in accordance with the terms and conditions of the Reorganization Agreement, will be duly and validly issued, fully paid and non-assessable.

          7. Neither the execution nor the delivery by Asymetrix of the Reorganization Agreement or any Asymetrix Ancillary Agreement to which it is a party, nor the consummation of the transactions provided for therein, are in conflict with any provision of: (a) the Articles of Incorporation or Bylaws of Asymetrix, as applicable, as currently in effect or (b) to my

Fenwick & West LLP
September 11, 1997
Page 4


knowledge, any judgment, order or decree of any court or arbitrator to which Asymetrix is a party or is subject.

     In rendering the opinions above, I am opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to other matters. This opinion is intended solely for the use of Fenwick & West LLP for the purpose of rendering its opinion to Aimtech in connection with the above transaction, and is not to be made available to, or relied upon for any other purpose, or by any other person or entity, without my prior written consent. I assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to my attention whether or not they would affect or modify the opinions expressed herein.

Very truly yours,


Steven Esau
General Counsel

                                  ATTACHMENT A
                               Documents Reviewed

(1)  The Reorganization Agreement.

(2) Registration Rights Agreement dated as of the date hereof between Asymetrix and the persons and entities listed on Exhibit A thereto.

(3) The Voting Agreement dated as of the date hereof between Asymetrix and Paul Allen.

(4) Escrow Agreement dated as of the date hereof between Asymetrix and the persons and entities listed on Exhibit A thereto.

(5) Bank Escrow Agreement dated as of the date hereof between Asymetrix and the Escrow Agent.

(5) Employment Agreement made effective as of September 11, 1997 between Asymetrix and Leo Lucas.

(6)  A copy of Asymetrix's Articles of Incorporation.

(7) A copy of Merger Sub's Certificate of Incorporation, certified by the Delaware Secretary of State on June 24, 1997.

(8)  A copy of the By-Laws of each of Asymetrix and Merger Sub.

(9) Action by Unanimous Written Consent of the Board of Directors of Asymetrix dated as of June 24, 1997.

(10) Action by Unanimous Written Consent of the Board of Directors and of the sole stockholder of Merger Sub dated as of June 24, 1997.

                               VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of September 11, 1997 (the "EFFECTIVE DATE") by and among ASYMETRIX CORPORATION, a Washington corporation, (the "COMPANY"), AIMTECH CORPORATION, a Delaware corporation (the "AIMTECH"), Shelley A. Harrison, as representative for the Designators (defined below) (the "REPRESENTATIVE"), and Paul Allen (the "SHAREHOLDER").

                                R E C I T A L S
                                - - - - - - - -

          A. The Company, ASX Merger Corporation, a Delaware corporation ("SUB") and wholly-owned subsidiary of the Company, and Aimtech have entered into that certain Amended and Restated Agreement and Plan of Reorganization (the "PLAN") dated as of June 24, 1997 pursuant to which Sub will merge into Aimtech in a reverse triangular merger.

          B. As an inducement to Aimtech to enter into the Plan, the Company, the Shareholder and Aimtech desire to enter into this Agreement to set forth their agreement and understanding with respect to the voting of shares of the Company's capital stock held by Shareholder on certain matters.

          NOW THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

          1.   ELECTION OF MEMBER OF BOARD OF DIRECTORS.
               ----------------------------------------

               1.1  Voting.  During the term of this Agreement, Shareholder
                    ------
agrees to vote all shares of capital stock of the Company now or hereafter directly or indirectly owned (of record or beneficially) by Shareholder, in such manner as may be necessary to elect (and maintain in office) as a member of the Company's Board of Directors, a representative (the "BOARD DESIGNEE") who is reasonably acceptable to the Company, designated by a majority in interest of the Former Aimtech Stockholders (as defined in the Plan) (the "DESIGNATORS").

               1.2  Initial Board Member.  The initial Board Designee shall be
                    --------------------
_______________________.

               1.3  Changes in Board Designee.  From time to time during the
                    -------------------------
term of this Agreement, the Designators may, in their sole discretion:

                    (a) elect to remove from the Company's Board of Directors any incumbent Board Designee who occupies a Board seat for which the Designators are entitled to designate the Board Designee under Section 1.1; and/or

                    (b) designate a new Board Designee for election to the Board seat for which such Designators are entitled to designate the Board Designee under Section 1.1 (whether to replace the prior Board Designee or to fill a vacancy in such Board seat); provided such removal and/or designation of
                                    --------
a Board Designee is approved in a writing signed by the Designators, in which case such election to remove a Board Designee and/or elect a new Board Designee will be binding on all Former Aimtech Stockholders. In the event of such a removal and/or designation of a Board Designee under this Section 1.3, the Representative shall notify the Shareholder in writing of such removal and/or designation and the Shareholder shall be entitled to conclusively rely on such written information. Upon such written notification, the Shareholder shall vote his shares of the Company's capital stock as provided in Section 1.1 to cause:
(a) the removal from the Company's Board of Directors of the Board Designee so designated for removal by the Designators; and (b) the election to the Company's Board Directors of a new Board Designee so designated for election to the Company's Board of Directors by the Designators.

          2.   FURTHER ASSURANCES.  The Shareholder and the Company agree not to
               ------------------
vote any shares of Company stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under Section 1 of this Agreement, and each party agrees to cooperate fully with the other parties and execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          3.   ENFORCEMENT OF AGREEMENT. The Shareholder acknowledges and agrees
               ------------------------
that any breach by him of this Agreement shall cause Designators irreparable harm which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by Shareholder of any provision of this Agreement, the Company and Designators shall each be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel Shareholder, as appropriate, to vote Shareholder's shares of capital stock of the Company in accordance with the provisions of this Agreement, in addition to such other rights remedies as may be available to the Designators for any such breach or threatened breach, including but not limited to the recovery of money damages.

          4.   TERM. This Agreement shall commence on the Effective Date and
               ----
shall terminate upon the first to occur of the following:

               (a)  September 10, 2002;

               (b) The execution by the Shareholder, the Company and Aimtech of a written agreement to terminate this Agreement;

               (c) The consummation of the first sale of securities of the Company to the public pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended;

               (d) The first date on which the outstanding capital stock of the Company owned by the Former Aimtech Stockholders (calculated on an as-converted-into-Common Stock basis) constitutes less than five percent (5%) of the number of shares of the Company's Common Stock that would be outstanding if all then outstanding shares of the Company's convertible capital stock were then converted into shares of the Company's Common Stock; or

               (e) Immediately prior to the closing of (i) any consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger or stock representing a majority of the voting power of a corporation that wholly owns, directly or indirectly, the surviving corporation of such consolidation or merger; (ii) the sale, transfer or assignment of securities of the Company representing a majority of the voting power of all the Company's outstanding voting securities by the holders thereof to an acquiring party in a single transaction or series of related transactions;
(iii) any other sale, transfer or assignment of securities of the Company representing over fifty percent (50%) of the voting power of the Company's then outstanding voting securities by the holders thereof to an acquiring party; or
(iv) the sale of all or substantially all the Company's assets.

          5.   REPRESENTATIVE.  Asymetrix and the Shareholder shall be entitled
               --------------
to conclusively rely on any written notification provided by the Representative and Representative shall indemnify and hold harmless Asymetrix and the Shareholder for any Damages (as defined in the Plan) arising out of the breach of any representations of Representative made in this Section 5. In the event that Representative dies, becomes unable to perform the responsibilities hereunder or resigns from such position, a substitute representative shall be appointed by a majority in the interest of the Former Aimtech Stockholder to act as the Representative of the Former Aimtech Stockholders hereunder.

          6.   MISCELLANEOUS.
               -------------

               6.1  Governing Law.  The internal laws of the State of Washington
                    -------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

               6.2  Assignment; Binding Upon Successors and Assigns.  Neither
                    -----------------------------------------------
party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               6.3  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

               6.4  Entire Agreement.  This Agreement and the exhibits hereto
                    ----------------
constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

               6.5  Amendments and Waivers.  Any terms of this Agreement may be
                    ----------------------
amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Shareholder, the Company and Former Aimtech Stockholders representing a majority in interest of the Former Aimtech Stockholders. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company and the Shareholder and his permitted transferees and assignees.

               6.6  Third Party Beneficiaries.  The parties hereto agree that
                    -------------------------
the Former Aimtech Stockholders are intended to be third party beneficiaries to this Agreement and shall be entitled to enforce this Agreement against the Stockholder and/or the Company and may exercise Aimtech's rights hereunder.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY:                                          AIMTECH:
-------                                           -------

By:______________________________                 By:_________________________

Printed Name:____________________                 Printed Name:_______________

Title:___________________________                 Title:______________________


SHAREHOLDER:                                      REPRESENTATIVE:
-----------                                       --------------

__________________________________                ____________________________
Paul Allen


                     [SIGNATURE PAGE TO VOTING AGREEMENT]

                              September 11, 1997

Asymetrix Corporation
110 110th Avenue, N.E., Suite 700
Bellevue, Washington 98004

     Re:  Acquisition by Merger of Aimtech Corporation
          --------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 9.5 of the Amended and Restated Agreement and Plan of Reorganization, made effective June 24, 1997 (together with all Exhibits and Schedules thereto, the "Reorganization Agreement"), by and among Aimtech Corporation, a Delaware corporation ("Aimtech"), Asymetrix Corporation, a Washington corporation ("Asymetrix"), and ASX Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Asymetrix ("Merger Sub"). Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings ascribed to them in the Reorganization Agreement.

     We have acted as counsel to Aimtech in connection with the Merger, pursuant to which Merger Sub will merge with and into Aimtech, with Aimtech as the surviving corporation. Each share of Aimtech Common Stock outstanding immediately prior to the Effective Time of the Merger (other than Dissenting Shares and shares held by Aimtech as treasury stock) will be converted into the right to receive a certain number of shares of Merger Stock determined in accordance with a formula set forth in the Reorganization Agreement.

     In connection with rendering this opinion, we have reviewed and relied upon the following documents:

     1.   The Reorganization Agreement;

     2. The Side Letter dated as of September 10, 1997 between Asymetrix, Merger Sub and Aimtech (the "Side Letter");

     3. The Escrow Agreement dated as of the date hereof among Asymetrix and the persons and entities listed on Exhibit A thereto;

     4. The Bank Escrow Agreement dated as of the date hereof among Asymetrix, The Commerce Bank of Washington, N.A. and the persons and entities listed on Exhibit A thereto;

     5. The Certificate of Incorporation of Aimtech, with all amendments, together with a long-form good standing certificate of the Secretary of State of Delaware listing the Certificate of Incorporation and all of such amendments dated September 9, 1997 (the "Delaware Certificate);

Asymetrix Corporation
September 11, 1997
Page 2


     6. The Bylaws of Aimtech, as amended to date, as certified by the Secretary of Aimtech;

     7. Resolutions of the Board of Directors of Aimtech authorizing the execution and delivery by Aimtech of the Reorganization Agreement and the transactions contemplated therein, as certified by the Secretary of Aimtech;

     8. Resolutions of the stockholders of Aimtech authorizing the Reorganization Agreement, as certified by the Secretary of Aimtech;

     9. A certificate of the New Hampshire Secretary of State dated September 9, 1997 as to the corporate authority of Aimtech to do business in New Hampshire (the "New Hampshire Certificate");

     10. The corporate minute and stock record books of Aimtech, as certified by the Secretary of Aimtech;

     11. An Officers' Certificate from Aimtech to Hale and Dorr LLP, dated as of the date hereof (the "Officers' Certificate"), a copy of which is attached hereto as Exhibit A;
                             ---------

     12. The Agreement of Merger to be filed with the Secretary of State of Delaware pursuant to the Reorganization Agreement; and

     13.  The Bridge Notes (as defined below); and

     14. Such other documents, corporate records, certificates (including, but not limited to, certificates of public officials and officers of Aimtech) and materials as we have deemed necessary for the purpose of the opinions rendered herein.

     In our examination of the above documents, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of Aimtech (including the Officers' Certificate), and we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such latter documents. Furthermore, with your permission, we have assumed without independent investigation that the representations and warranties of the parties contained in the Reorganization Agreement are true and correct as to all factual matters stated therein.

     Any reference to the "best of our knowledge" or "our knowledge", or to any matter "known to us," "coming to our attention" or "of which we are aware" or any variation of any of the foregoing shall mean the conscious awareness of any of the attorneys of this firm who have rendered substantive attention to the transactions contemplated by the Reorganization Agreement

Asymetrix Corporation
September 11, 1997
Page 3


of the existence or absence of any facts which would contradict the opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of Aimtech. Without limiting the foregoing, we have not examined any electronic database, or the records of any court, administrative tribunal, regulatory agency or other similar entity in connection with our opinions set forth below.

     For purposes of our opinions set forth below, we have assumed that each party to the Reorganization Agreement and the Side Letter other than Aimtech has all requisite power, legal authority and capacity and has taken all necessary action to execute and deliver the Reorganization Agreement and to effect the transactions contemplated thereby, and we have assumed that the Reorganization Agreement constitutes the valid, binding and enforceable obligation of each party thereto other than Aimtech. We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to the documents referenced below other than Aimtech, or as to the compliance by any such party with any such law or regulation.

     Our opinions expressed herein are qualified to the extent that they may be subject to or affected by ((i)applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Further, we do not express any opinion as to the availability of any remedy of specific performance or any other equitable remedy upon breach of any provision of any agreement as to which we are opining herein, whether applied by a court of law or equity. We also do not express any opinion as to the enforceability of any noncompetition covenants or provisions relating to the indemnification of, or contribution to, any person for securities laws violations.

     In rendering the opinion in paragraph 1 below, insofar as it relates to the due incorporation, corporate good standing and valid existence of Aimtech, and as to the foreign qualification and good standing of Aimtech in New Hampshire, we have relied solely on the Delaware Certificate and the New Hampshire Certificate, and such opinions are limited accordingly and are rendered as of the respective dates of such certificates.

     Our opinions in the first and last sentences of paragraph 5 below are based solely on our review of the stock and corporate record books of Aimtech and on the Officers' Certificate. Our opinion in paragraph 5 below as to full payment for outstanding Aimtech shares is based solely on the Officers' Certificate. Except as expressly set forth in paragraph 8 below, we express no opinion as to the compliance by Aimtech with applicable state or federal securities laws in connection with the issuance at any time of shares of Aimtech Common Stock. We express no opinion as to the compliance by Aimtech with applicable state or federal antifraud laws.

Asymetrix Corporation
September 11, 1997
Page 4


     We are expressing no opinion as to compliance by Aimtech with any state securities or "blue sky" laws or with any state or federal antifraud laws, nor are we expressing any opinion as to compliance with any applicable fiduciary obligations of Aimtech or the directors or officers thereof. We are expressing no opinion herein as to the tax consequences of the Merger under applicable federal, state and local income tax laws and regulations or as to the accounting treatment of the Merger.

     In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matters.

     We do not express any opinion as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the statutory provisions of the Delaware General Corporation Law and the federal law of the United States of America. To the extent that any other laws govern the matters as to which we are opining below, we have assumed, without any investigation whatsoever, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. We note that the Reorganization Agreement is governed by the laws of the State of Washington. We are expressing no opinion herein as to the enforceability of choice of law or choice of forum provisions of any agreement.

     For purposes of our opinion in paragraph 8 below, we have relied upon the representations made by the purchasers of Aimtech Common Stock and Warrants in
Section 4.1 of the Common Stock and Warrant Purchase Agreement dated May 2, 1996 (such Common Stock and Warrant Purchase Agreement being hereinafter referred to as the "1996 Agreement" and the shares of Common Stock and Warrants being sold at the Closing contemplated by such agreement being referred to as the "1996 Securities"), on the accuracy of the information in the Stockholder Questionnaires completed by each of the stockholders of Aimtech who purchased the 8% Convertible Demand Notes issued by Aimtech in July 1997 (the "Bridge Notes") (other than stockholders under the management of Zesiger Capital Group) and on the confirmation dated July 3, 1997 of Mary Estabil of Zesiger Capital Group confirming that all stockholders of Aimtech under the management of Zesiger Capital Group are accredited investors for federal securities laws purposes.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Aimtech is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Aimtech is duly qualified to do business as a foreign corporation in the State of New Hampshire.

     2. Aimtech has the requisite corporate power and authority to own, lease and operate its properties (as such properties are known to us) and to carry on its business as, to our knowledge, it is now conducted, and to enter into the Reorganization Agreement and the Side Letter and to perform its obligations thereunder.

Asymetrix Corporation
September 11, 1997
Page 5


     3. No government consents, approvals, authorizations, registrations, declarations or filings are required to be obtained by Aimtech for the execution, delivery or performance by or on behalf of Aimtech of the Reorganization Agreement and the Side Letter, except such as have been obtained or made.

     4. Each of the Reorganization Agreement and the Side Letter has been duly authorized, executed and delivered by Aimtech. All corporate action required to be taken by Aimtech's Board of Directors and stockholders to authorize Aimtech to enter into, execute and deliver each of the Reorganization Agreement and the Side Letter and to perform its obligations thereunder has been duly and validly taken. Each of the Reorganization Agreement and the Side Letter is a valid and binding obligation of Aimtech, enforceable against Aimtech in accordance with its terms.

     5. The authorized capital stock of Aimtech consists of 20,000,000 shares of Aimtech Common Stock, of which 4,462 shares were issued and outstanding immediately before the Effective Time (taking into account the conversion of the Bridge Notes). All currently outstanding shares of Aimtech's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as set forth in the Aimtech Schedule of Exceptions, there are, to our knowledge, (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which Aimtech is or may be obligated to issue any shares of its capital stock,
(b) no preemptive rights to subscribe for or to purchase capital stock of Aimtech, and (c) no outstanding rights to cause Aimtech to register shares of capital stock of Aimtech under the 1933 Act or under any other jurisdiction's securities laws. The Stock Split has been duly effected in accordance with the Delaware General Corporation Law. The Former Aimtech Stockholders are the only stockholders of record of Aimtech.

     6. Neither the execution and delivery of the Reorganization Agreement or the Side Letter nor the consummation of the transactions provided for in the Reorganization Agreement or the Side Letter are in conflict with any provision of: (a) the Certificate of Incorporation or Bylaws of Aimtech currently in effect; (b) any judgment, order or decree of any court or arbitrator specifically naming Aimtech which is known to us or (c) to our knowledge, any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument identified in the Aimtech Schedule of Exceptions.

     7. To our knowledge and except as set forth on the Aimtech Schedule of Exceptions, Aimtech is not a party to any pending or threatened action, suit, labor dispute (including any union representation proceeding), proceeding, arbitration, mediation, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department or officer, or by any arbitrator.

     8. The offer, issuance and sale by Aimtech of the 1996 Securities pursuant to the 1996 Agreement and the offer, issuance and sale by Aimtech of the Bridge Notes (and the

Asymetrix Corporation
September 11, 1997
Page 6


conversion or exercise of such securities into Aimtech Common Stock prior to the Effective Time) were exempt from registration under the Securities Act of 1933, as amended.

     This opinion is provided solely for the benefit of the Asymetrix and the Merger Sub in connection with the Reorganization Agreement and is not to be made available to, quoted or relied upon by any other person, firm or entity, or for any other purpose, without our prior written consent. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

                                        Very truly yours,



                                        HALE AND DORR LLP

                             Officer's Certificate

     This certificate is being delivered by Aimtech Corporation ("Aimtech") to Hale and Dorr LLP in connection with the legal opinion being rendered as of the date hereof by Hale and Dorr LLP to Asymetrix Corporation ("Asymetrix") pursuant to the Amended and Restated Agreement and Plan of Reorganization, made effective June 24, 1997 by and among Aimtech Corporation, Asymetrix Corporation and ASX Merger Corporation (the "Reorganization Agreement").

     1. No actions have been taken to dissolve or liquidate Aimtech or otherwise terminate the corporate existence of Aimtech. Aimtech has no offices and owns no property other than in the State of New Hampshire and the United Kingdom, except for property (a) that has been moved to the State of Washington at the direction of Asymetrix and (b) in the possession of John Synk, an Aimtech sales person based in the State of Maryland. Aimtech has no employees other than in the States of New Hampshire, Washington and Maryland and the United Kingdom.

     2. Aimtech's sole business is the development and licensing of multimedia and Java authoring software and software for use in the field of computer based training.

     3. As of the time that the Reorganization Agreement was executed and delivered, and at the Effective Time, Aimtech had fewer than 75 employees.

     4. The only members of the Board of Directors of Aimtech at the time the Reorganization Agreement and the transactions contemplated thereby were authorized, and at all times since such date through the date hereof, were Shelley A. Harrison, Susanne Harrison, Andrew Huffman, Charles G. Moore and Jody A. Owen.

     5. The consideration paid for each outstanding share of Aimtech Common Stock was not less than $.01 per share, and all such consideration was paid in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof.

     6. Other than as set forth in the Aimtech Schedule of Exceptions to the Reorganization Agreement, there are (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which Aimtech is or may be obligated to issue any shares of its capital stock; (b) no preemptive or other rights to subscribe for or to purchase capital stock of Aimtech; or (c) no outstanding rights to cause Aimtech to register shares of capital stock of Aimtech under the 1933 Act or under any other jurisdiction's securities laws.

     7.   The stockholder list attached hereto as Exhibit I is the true,
                                                  ---------
          complete and correct list of Aimtech Stockholders.

     8. Aimtech is not party to any judgment, order or decree of any court or arbitrator or any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument except as identified in the Aimtech Schedule of Exceptions to the Reorganization Agreement.

     9. Aimtech is not a party to any pending or threatened action, suite, labor dispute (including any union representation proceeding), proceeding, arbitration, mediation, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department or officer, or by any arbitrator.

     10. To the knowledge of the undersigned, all of the purchasers of the Aimtech Common Stock and Warrants pursuant to the Common Stock and Warrant Purchase Agreement dated May 2, 1996 and all of the purchasers if the 8% Convertible Demand Notes issued by Aimtech in July 1997 are accredited investors for federal securities laws purposes.

     11. Other than the 8% Convertible Demand Notes issued in July 1997 in a principal amount not greater than $1,000,000, Aimtech has not issued any securities since May 2, 1996.

     EXECUTED as of the 11th day of September, 1997.

                               AIMTECH CORPORATION



                               By:     ________________________________

                                       David Johnson, Secretary and

                                       Chief Financial Officer

                                                                    EXHIBIT 9.12

                               __________, 1997

Asymetrix Corporation
110 110th Avenue NE, Suite 700
Bellevue, WA 98004


                       INVESTMENT REPRESENTATION LETTER


     The undersigned holder ("STOCKHOLDER") of Common Stock (the "AIMTECH STOCK") of Aimtech Corporation, a Delaware corporation ("AIMTECH"), is acquiring shares of the capital stock of Asymetrix Corporation, a Washington corporation ("ASYMETRIX") pursuant to that certain Agreement and Plan of Reorganization (the "PLAN") dated as of June 24, 1997 among Asymetrix, ASX Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Asymentrix ("SUB") and Aimtech Corporation, a Delaware corporation ("AIMTECH"), pursuant to which Sub will merge with and into Aimtech in a reverse triangular merger (the "MERGER"), and all of the outstanding capital stock of Aimtech will be converted into shares of Asymetrix Series 4, Class B Stock (the "RESTRICTED SECURITIES") pursuant to a private placement effected pursuant to Section 4(2) of the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") and/or Regulation D promulgated thereunder. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

     In connection with the Merger, Stockholder hereby represents and warrants to Asymetrix as follows:

     (1)  Status of Stockholder.  [OMIT FOR ANY INVESTORS WHICH ARE NOT
          ---------------------
ACCREDITED] Stockholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act (i.e., Stockholder is a trust
                                                   ----
with total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Restricted Securities, and the investment decision to acquire the Restricted Securities was made by a trustee who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment). Stockholder has the knowledge and experience in financial and business matters necessary to evaluate and make an informed decision regarding the exchange of Stockholder's shares of Aimtech Stock for the Restricted Securities and to make the investment in the Restricted Securities pursuant to the Merger. Stockholder has the capacity to protect its own interests in connection with the Merger.

     (2)  Plan and Notice Materials.  Stockholder acknowledges that Stockholder
          -------------------------
has received, read and understood the Plan and the Notice Materials referred to in Section 3.19 of the Plan.

     (3)  Access to Other Information.  Stockholder acknowledges that Asymetrix
          ---------------------------
has made available to Stockholder the opportunity to examine such additional documents and to ask questions of, and receive answers from, Asymetrix and its management concerning, among other things, Asymetrix, its business, financial condition, management, activities and any other information which Stockholder considers relevant, important or material in making the decision to participate in the Merger and to invest in the Restricted Securities.

     (4)  Risks of Investment.  Stockholder acknowledges that the Restricted
          -------------------
Securities involve a degree of risk and is aware of the lack of liquidity of the Restricted Securities. Stockholder appreciates the financial hazards involved in making the investment and understands the tax consequences of investing in the Restricted Securities. Stockholder has not relied on Asymetrix or its counsel for any advice regarding the tax consequences of the Merger and/or Stockholder's investment in the Restricted Securities.

     (5)  Investment Intent.  Stockholder is acquiring the Restricted Securities
          -----------------
in the Exchange for investment purposes for Stockholder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Stockholder has no present intention of disposing of the Restricted Securities and no one other than the beneficiaries of Stockholder has any beneficial interest in the Restricted Securities.

     (6)  Restricted Securities; Registration Rights.  Stockholder acknowledges
          ------------------------------------------
and understands that the terms of the Merger have not been reviewed by the Securities and Exchange Commission (the "SEC") or by any state securities authorities, that the Restricted Securities to be received by Stockholder pursuant to the Merger have not been registered under the Securities Act and constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("RULE 144"), and have been issued in reliance on the exemptions for non-public offerings provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, which exemptions depend upon, among other things, the representations made and information furnished by Stockholder herein, including but not limited to the bona fide nature of Stockholder's investment intent as expressed above. Stockholder and Asymetrix acknowledge that Stockholder has certain "piggyback" registration rights to cause Asymetrix to include such Restricted Securities in a registration statement under the Securities Act, if any such registration statement is filed by Asymetrix and subject to the limitations set forth in the Registration Rights Agreement being entered into by and among the Aimtech Stockholders and Asymetrix pursuant to the Plan and that Asymetrix is not otherwise obligated to register the Restricted Securities to be issued to Stockholder.

     (7)  Rule 144.  Stockholder acknowledges that, absent such registration of
          --------
the Restricted Securities, Stockholder will not be able to publicly sell the Restricted Securities until one year after the Effective Time of the Merger. After that date, Stockholder may sell the Restricted Securities in compliance with Rule 144. Stockholder is familiar with the provisions of Rule 144 which permit limited public resales of "restricted securities," subject to the satisfaction of certain conditions and has been advised by securities counsel retained by Aimtech regarding the restrictions on the transfer of the Restricted Securities imposed by Rule
144. Stockholder understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other exemption from the registration requirements of the Securities Act will be required in order to enable Stockholder to dispose of the Restricted Securities, and that Stockholder may be required to hold the Restricted Securities for a significant period of time prior to reselling them. Stockholder acknowledges that if it is or becomes an "affiliate" of Asymetrix, then certain restrictions, including volume limits, imposed by Rule 144 will continue to apply to Stockholder beyond the second anniversary of the date on which Stockholder acquires the Restricted Securities.

     (8)  Procedures for Transfer.  Stockholder will not sell, transfer,
          -----------------------
exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Restricted Securities, or any option, right or other interest with respect to any Restricted Securities, unless: (i) such transaction is permitted pursuant to Rule 144; (ii) counsel representing Stockholder shall have advised Asymetrix in a written opinion letter reasonably satisfactory to Asymetrix and Asymetrix's legal counsel, and upon which Asymetrix and its legal counsel may reasonably rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition of Restricted Securities; or (iii) a registration statement under the Securities Act covering the Restricted Securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and be effective under the Securities Act.

     (9)  Legends.  Stockholder also understands and agrees that there will be
          -------
placed on the certificates evidencing the ownership of the Restricted Securities, the following legend (in addition to any legends required by applicable state laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, (2) AN EXEMPTION THEREFROM IS AVAILABLE, OR (3) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     (10) Stop Transfer Instructions; No Requirement to Transfer.  Stockholder
          ------------------------------------------------------
agrees that, in order to ensure compliance with the restrictions referred to herein, Asymetrix may issue appropriate "stop transfer" instructions to its transfer agent, if any. Asymetrix shall not be required (i) to transfer or have transferred on its books any Restricted Securities that have been sold or otherwise transferred in violation of any of the provisions of this letter or the Plan or (ii) to treat as owner of such Restricted Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Securities shall have been so transferred in violation of any provision of this letter or the Plan.

     (11)   Ability to Bear Economic Risk. Stockholder represents that it (i) is
            -----------------------------
able to bear the economic risk of its investment in the Restricted Securities,
(ii) is able to hold the Restricted Securities for an indefinite period of time,
(iii) can afford a complete loss of its investment in the Restricted Securities and (iv) has adequate means of providing for its current needs and possible contingencies and has no need for liquidity in this investment.

     (12)   No Public Solicitation.  Stockholder represents that at no time was
            ----------------------
such Stockholder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the Merger.

     [THE NEXT TWO SECTIONS ARE ONLY FOR STOCKHOLDERS WHICH ARE NOT INDIVIDUALS]

     [(13)  NOT FORMED FOR THIS INVESTMENT.  STOCKHOLDER HEREBY WARRANTS AND
            ------------------------------
REPRESENTS TO ASYMETRIX THAT STOCKHOLDER HAS NOT BEEN FORMED FOR THE SPECIFIC PURPOSE OF ACQUIRING THE RESTRICTED SECURITIES IN THE MERGER AND STOCKHOLDER HAS ENGAGED IN SUBSTANTIAL BUSINESS ACTIVITIES AND/OR MADE SUBSTANTIAL INVESTMENTS IN THE PAST.]

     [(14)  AUTHORITY.  STOCKHOLDER IS DULY ORGANIZED AND VALIDLY EXISTING UNDER
            ---------
THE LAWS OF THE JURISDICTION OF ITS FORMATION, WITH ALL REQUISITE POWER AND AUTHORITY TO ENTER INTO AND PERFORM ITS OBLIGATIONS UNDER THIS LETTER AND STOCKHOLDER'S EXECUTION, DELIVERY AND PERFORMANCE OF THIS LETTER HAVE BEEN DULY AUTHORIZED AS REQUIRED BY ITS GOVERNING INSTRUMENTS AND APPLICABLE LAW. THE UNDERSIGNED TRUSTEE IS DULY AUTHORIZED TO EXECUTE THIS LETTER.]

                                    Sincerely,


                                    __________________________________
                                    Name of Stockholder

                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________



             [SIGNATURE PAGE TO INVESTMENT REPRESENTATION LETTER]

                                                                    EXHIBIT 9.16
                                                                    ------------

                    [Letterhead of Purchaser Representative]

                                                                          [Date]


Dear [Investor]:

     You have asked me to serve as your Purchaser Representative in connection with your proposed acquisition of shares of Series 4 Class B Stock ("Shares") of
                                                                     ------
Asymetrix Corporation, a Washington corporation ("Asymetrix") in exchange for
                                                  ---------
your shares of common stock of Aimtech Corporation, a Delaware corporation ("Aimtech") pursuant to the Agreement and Plan of Reorganization, dated June 24,
  -------
1997, among Asymetrix, Aimtech and ASX Merger Corporation, a Delaware corporation ("ASX"), pursuant to which ASX will be merged with and into Aimtech
              ---
in a reverse triangular merger (the "Merger").  If you execute this document, I
                                     ------
will be able to counsel you on the merits and risks of an investment in Asymetrix. I understand that Asymetrix may be relying upon my service on your behalf as your Purchaser Representative, and upon statements made by me herein, in determining your eligibility for the purchase of the Shares.

     I am not an affiliate, director, officer or other employee of Asymetrix, or the beneficial owner of ten percent or more of any class of the equity securities of, or ten percent or more of the equity interest in, Asymetrix. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in Asymetrix. I am an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

     There exists no material relationship between me or any of my affiliates, on the one hand, and Asymetrix or any of its affiliates, on the other hand, [OTHER THAN __________________ AND THE PROPOSED PURCHASE BY (MY AFFILIATES)(ME), OF SHARES IN THE MERGER.] Other than as set forth in the preceding sentence, no relationship between me or any of my affiliates, on the one hand, and Asymetrix and any of its affiliates, on the other hand, is contemplated or has existed at any time during the last two years.

     I will be receiving no compensation for acting as your Purchaser Representative in connection with the Merger. I will notify you as soon as practicable of any changes in the information contained in this letter which may occur prior to the closing of the Merger, which is expected to occur on September __, 1997.

     By executing this letter, you acknowledge that I, __________, will act as your Purchaser Representative in connection with the evaluation of the merits and risks of an investment in

Asymetrix, [AND THAT YOU HAVE BEEN ADVISED, IN WRITING, OF THE MATERIAL RELATIONSHIP BETWEEN MYSELF AND ASYMETRIX DESCRIBED ABOVE].


                                                  Sincerely,


                                                  [Purchaser Representative]


Acknowledged and Agreed:


_______________________
[Investor]

                                       2